Filed Pursuant to Rule 424(b)(5)
Registration No. 333-272936

Prospectus supplement

(To the Prospectus dated June 26, 2023)

5,000,000 Shares of Common Stock

Pre-funded Warrants to Purchase 319,150 Shares of Common Stock

IDEAYA Biosciences, Inc. is offering 5,000,000 of shares of its common stock and, in lieu of offering shares of its common stock to certain investors, pre-funded warrants to purchase 319,150 shares of its common stock. The purchase price of each pre-funded warrant is the price per share at which shares of common stock are being sold to the public in this offering, minus $0.0001, which is the exercise price of each pre-funded warrant. This prospectus supplement also relates to the offering of the shares of common stock issuable upon the exercise of such pre-funded warrants.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “IDYA.” The last reported sale price of our common stock on the Nasdaq Global Select Market on October 24, 2023 was $27.25 per share. We do not intend to list the pre-funded warrants on the Nasdaq Global Select Market or any other national securities exchange or nationally recognized trading system.

	Per share	Per Pre-Funded Warrant	Total

Public offering price	$23.50	$23.4999	$124,999,993

Underwriting discounts and commissions(1)	$1.41	$1.41	$7,500,002

Proceeds, before expenses, to us	$110,450,000	$7,049,992	$117,499,992

(1)	See “Underwriting” for additional information regarding underwriting compensation.

We have granted the underwriters the right to purchase up to 797,872 additional shares of common stock from us at the public offering price, less the underwriting discount and commission, within 30 days from the date of this prospectus supplement.

Investing in our common stock and pre-funded warrants involves significant risks. See the section titled “Risk Factors” on page S-21 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement concerning factors you should consider before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of common stock and pre-funded warrants to purchase shares of common stock to purchasers on or about October 27, 2023.

J.P. Morgan	Goldman Sachs & Co. LLC	Jefferies	RBC Capital Markets

October 24, 2023

S-i

About this Prospectus Supplement

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock and pre-funded warrants and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus dated June 26, 2023, included in our registration statement on Form S-3 (File No. 333-272936), along with the documents incorporated by reference therein, which provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or the SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information contained in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement that we filed with the SEC. Under this shelf registration process, we may offer from time to time various securities, of which this offering of shares of our common stock and pre-funded warrants is a part. Such registration statement also includes exhibits that provide more detail on the matters discussed in this prospectus supplement and the accompanying prospectus. You should read this prospectus supplement, the accompanying prospectus, including the information incorporated by reference herein and therein, the exhibits filed with the SEC, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

We have not, and the underwriters have not, authorized anyone to provide you with information, or to make any representation, different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, along with the information contained in any free writing prospectus that we have authorized for use in connection with this offering. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the respective dates of those documents, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties and covenants were accurate only as of the date when made; therefore, such representations, warranties and covenants should not be relied on as accurate representations of the current state of our affairs.

We are not, and the underwriters are not, making an offer to sell our common stock or pre-funded warrants in any jurisdiction where the offer or sale is not permitted. Neither this prospectus supplement nor the accompanying prospectus constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. You must comply with all applicable laws and regulations in force in any applicable jurisdiction and you must obtain any consent, approval or permission required by you for the purchase, offer or sale of the common stock and pre-funded warrants under the laws and regulations in force in the jurisdiction to which you are subject or in which you make your purchase, offer or sale, and neither we nor the underwriters will have any responsibility therefor.

When we refer to “IDEAYA,” “we,” “our” and “us” in this prospectus supplement, we mean IDEAYA Biosciences, Inc., unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

IDEAYA®, IDEAYA™ and our logo are some of our trademarks used in this prospectus supplement. This prospectus supplement also includes trademarks, tradenames, and service marks that are the property of other organizations. Solely for convenience, our trademarks and tradenames referred to in this prospectus supplement appear without the ® or ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and tradenames.

Prospectus Supplement Summary

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement or the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock and pre-funded warrants. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by herein and therein, which are described under the headings “Where You Can Find More Information; Incorporation by Reference” in this prospectus supplement, and the information included in any free writing prospectus that we have authorized for use in connection with this offering. You should also carefully consider the matters discussed in the sections in this prospectus supplement and in the accompanying prospectus entitled “Risk Factors,” the financial statements and related notes, and the other information that we incorporate by reference into this prospectus supplement, including the section entitled “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023.

Company Overview

We are a precision medicine oncology company committed to the discovery and development of targeted therapeutics for patient populations selected using molecular diagnostics. Our clinical pipeline includes four potential first-in-class clinical-stage product candidates – darovasertib (PKC), IDE397 (MAT2A), IDE161 (PARG) and GSK101 (Pol Theta Helicase), and we own or control all commercial rights for the three most advanced of these product candidates: darovasertib, IDE397 and IDE161. We are also advancing our Werner Helicase program for which we have selected a development candidate in collaboration with GSK and, subject to investigational new drug-, or IND-, enabling studies, are targeting an IND in 2024. We also have multiple earlier-stage preclinical programs. We have established selective, value-accretive collaborations with leading pharmaceutical companies to support our clinical development activities.

Our most advanced clinical program is evaluating darovasertib (IDE196) a small molecule protein kinase C, or PKC, inhibitor, in uveal melanoma, or UM. We are evaluating darovasertib in combination with crizotinib, an investigational cMET inhibitor in a potential registrational clinical trial in patients having metastatic UM, or MUM. We are also evaluating darovasertib as monotherapy in a Phase 2 clinical trial in primary UM.

We have initiated a potential registration-enabling Phase 2/3 clinical trial to evaluate the darovasertib and crizotinib combination in MUM patients with human leukocyte antigen (HLA)-A*02:01 negative, or HLA-A2(-), serotype. We have opened multiple clinical sites where we are recruiting patients for enrollment in this planned global Phase 2/3 clinical trial. We reported positive interim clinical data in April 2023 from our Phase 2 clinical trial evaluating darovasertib and crizotinib in MUM. We also reported darovasertib clinical top line results, circulating tumor DNA, or ctDNA, data and HLA-A2(-)/(+) data subsets from this Phase 2 clinical trial, and HLA-A2(-)/(+) prevalence based on our broader clinical experience in MUM, at the European Society for Medical Oncology’s Congress in October 2023, or ESMO 2023.

We are also planning to enroll additional HLA-A*02:01 positive, or HLA-A2(+), patients in a separate clinical trial as an independent clinical strategy to address HLA-A2(+) MUM patients. This strategy reflects observed darovasertib clinical activity irrespective of HLA serotype and demonstrates our commitment to fully address the high unmet medical need in MUM.

We separately initiated and have dosed a first patient in our Phase 2 clinical trial evaluating darovasertib as single-agent neoadjuvant and adjuvant therapy in patients having primary UM, with ongoing enrollment and multiple clinical sites open. We are also supporting evaluation of darovasertib as single-agent neoadjuvant and adjuvant therapy in primary UM in an ongoing investigator-sponsored clinical trial, or IST, captioned as “Neoadjuvant / Adjuvant trial of Darovasertib in Ocular Melanoma,” or NADOM, and led by St. Vincent’s Hospital in Sydney with the participation of Alfred Health and the Royal Victorian Eye and Ear Hospital in Melbourne. We reported proof-of-concept evidence in April 2023, June 2023, and October 2023 for darovasertib as neoadjuvant therapy in primary UM.

IDE397, our small molecule methionine adenosyltransferase 2a, or MAT2A, inhibitor, is being evaluated in a Phase 1/2 clinical trial. We are actively enrolling into the Phase 2 monotherapy expansion cohort in selected priority indications for patients having tumors with methylthioadenosine phosphorylase, or MTAP, gene deletion, including non-small cell lung cancer, or NSCLC, bladder, gastric and esophageal cancers. We observed IDE397 monotherapy responses in multiple priority solid tumor types of squamous NSCLC and bladder cancer based on experience across several patients in the early phase of the Phase 2 dose expansion.

In collaboration with Amgen, we achieved IND clearance for, and have dosed a first patient in, an Amgen-sponsored Phase 1/2 clinical trial evaluating IDE397 in combination with AMG 193, the Amgen investigational MTA-cooperative PRMT5 inhibitor, in patients having tumors with MTAP deletion, or the IDE397/AMG 193 combination study. This potential first-in-class synthetic lethality combination targets mechanistically complementary nodes of the MTAP methylation pathway—MAT2A and PRMT5—and is supported by compelling preclinical anti-tumor efficacy presented at the 2023 Annual Meeting of the American Association for Cancer Research, or AACR 2023.

IDE161, our small molecule poly (ADP-ribose) glycohydrolase, or PARG, inhibitor, is being evaluated in a Phase 1 clinical trial, currently in monotherapy expansion with a strategic focus in estrogen receptor positive, or ER+, human epidermal growth factor receptor 2 negative, or Her2-, HRD+ breast cancer as well as HRD+ ovarian cancer with homologous recombination deficiency, or HRD, and other solid tumors with HRD. We are, in parallel, continuing with Phase 1 dose optimization of IDE161 in patients having tumors with HRD. We have observed multiple partial responses, or PRs, by RECIST 1.1. and tumor shrinkage in priority solid tumor types early in the Phase 1 dose escalation and at the expansion dose. We received Fast Track Designation from the U.S. Food and Drug Administration, or FDA, for IDE161 for ovarian cancer and breast cancer indications, specifically for the treatment of (i) adult, pretreated, platinum-resistant advanced or metastatic ovarian cancer patients having tumors with BRCA1/2 mutations and (ii) adult, pretreated, advanced or metastatic hormone receptor positive, or HR+, Her2- and BRCA1/2 mutant breast cancer patients.

GSK101 (IDE705), our Pol Theta Helicase inhibitor clinical development candidate, is a potential first-in-class small molecule inhibitor of the helicase domain of Polymerase Theta, or Pol Theta. GSK101 was discovered and evaluated in preclinical studies in collaboration with GSK. The IND for GSK101 has been cleared by the FDA and we anticipate initiation of first-in-human studies in the fourth quarter of 2023. GSK plans to evaluate GSK101 under a GSK-sponsored clinical trial in combination with niraparib, the GSK small molecule inhibitor of poly-(ADP-ribose) polymerase, or PARP, for patients having tumors with homologous recombination, or HR, mutations, such as BRCA mutations, or HRD. GSK will lead clinical development for GSK101 and is responsible for all research and development costs for the Pol Theta program.

We have selected a Werner Helicase inhibitor development candidate, or Werner Helicase inhibitor DC, in collaboration with GSK. Our Werner Helicase inhibitor DC is targeting the helicase domain of the Werner, or WRN, protein, for patients having tumors with high microsatellite instability, or MSI. We are, in collaboration with GSK, targeting an IND submission in 2024 to enable first-in-human clinical evaluation of our Werner Helicase inhibitor DC in MSI-High tumors.

We have multiple wholly owned preclinical-stage programs on undisclosed targets to enable the next wave of precision medicine therapeutics in our pipeline. These preclinical programs are focused on opportunities that we believe are potentially first-in-class or best-in-class. We are targeting to submit an IND for one or more of these preclinical programs in 2025.

We have established a robust precision medicine research platform with capabilities for identification and validation of new targets and biomarkers, drug discovery and translational biology. Our approach integrates small molecule drug discovery with extensive capabilities in identifying and validating translational biomarkers to develop targeted therapies for select patient populations that are most likely to benefit from them. Our small molecule drug discovery expertise includes discovery and development of small molecule therapeutics. Our drug discovery platform includes our proprietary chemical library, INQUIRE™, structure-based drug design enabled by extensive structural biology and crystallography capabilities, and our proprietary content-based machine-learning engine, HARMONY™, providing effective and efficient molecular design and structure-activity-relationship cycles. We have deep research and development expertise in synthetic lethality, which represents an emerging class of precision medicine targets. We are applying these capabilities to develop a robust pipeline in precision medicine oncology.

Darovasertib—PKC Inhibitor Clinical Candidate Overview

Darovasertib is our most advanced clinical-stage product candidate. Darovasertib is a potent, selective small molecule inhibitor of PKC that we are developing for genetically-defined cancers having GNAQ or GNA11 gene mutations. PKC is a protein kinase that functions downstream of the GTPases GNAQ and GNA11.

We are pursuing a clinical strategy for darovasertib to broadly address UM, alternatively referred to as ocular melanoma, as both primary and metastatic disease. Greater than 90% of UM patients have tumors harboring GNAQ or GNA11 mutations. There are no FDA approved systemic therapies for primary UM, as either neoadjuvant or adjuvant therapies. There are likewise no FDA approved therapies for patients having MUM with HLA-A2(-) serotype. These primary UM patients and HLA-A2(-) MUM patients collectively represent approximately 85% of all ocular melanoma patients. We have a separate, independent clinical strategy to address HLA-A2(+) MUM patients.

The potentially addressable patient population for MUM is estimated to include an annual incidence of approximately 4,500 patients across the United States and Europe, with an estimated total prevalence of approximately 100,000 patients in the United States and Europe. (Neo)Adjuvant UM represents a significant expansion opportunity for darovasertib with a potential annual incidence of approximately 8,700 patients across the United States and Europe and with an estimated total prevalence of approximately 14,000 patients in the United States and Europe. We own or control all commercial rights in our darovasertib program in UM, including in MUM and in primary UM, subject to certain economic obligations pursuant to our exclusive, worldwide license to darovasertib with Novartis.

Darovasertib—Potential Registration-Enabling Clinical Trial in First-Line HLA-A2(-) MUM

We have initiated and are recruiting patients for enrollment into open clinical sites in our potentially registration-enabling Phase 2/3 clinical trial, designated as IDE196-002, to evaluate darovasertib and crizotinib as a combination therapy in HLA-A2(-) MUM. We are the sponsor of this registrational Phase 2/3 clinical trial and are also collaborating with Pfizer for supply of crizotinib on this Phase 2/3 registrational trial, pursuant to our Clinical Trial Collaboration and Supply Agreement with Pfizer, or Second Pfizer Agreement.

The protocol of the Phase 2/3 clinical trial design incorporates guidance and feedback following our Type C meeting with the FDA in March 2023. This protocol includes an integrated Phase 2/3 open-label study-in-study design in first-line MUM patients with an HLA-A2(-) serotype. The clinical trial design employs a Phase 2 portion with median PFS as a primary endpoint for potential accelerated approval. Patients enrolled in Phase 2 will continue on treatment within the same study and will be considered, together with additional enrolled patients, to evaluate overall survival, or OS, as the primary endpoint of the Phase 3 portion of the clinical trial to support a potential confirmational approval.

In the Phase 2 portion of the clinical trial, approximately 230 patients will be randomized on a 2:1 basis for treatment with the darovasertib and crizotinib combination in the treatment arm or investigators choice in the control arm, selected from (a) a combination of ipilimumab and nivolumab, (b) PD1-targeted monotherapy, or (c) dacarbazine. The treatment arm of the Phase 2 portion of the clinical trial includes a nested study to confirm the move forward combination dose for the integrated Phase 2/3 clinical trial, including cohorts at the Phase 2 expansion doses of (i) darovasertib 300 mg BID + crizotinib 200 mg BID and (ii) darovasertib 200 mg BID + crizotinib 200 mg BID. Under the nested study design, patients enrolled in the cohort at the move forward dose will be included within the Phase 2/3 registrational clinical trial. The Phase 2 portion of the clinical trial contemplates an efficacy and safety data set of approximately 200 patients randomized 2:1 with the treatment arm at the move forward dose to support a potential accelerated approval based on median PFS by blinded independent central review, or BICR, as a primary endpoint. Accelerated approval is intended to allow for earlier approval of drugs that treat serious conditions and fill an unmet medical need based on a demonstration of effectiveness on a surrogate endpoint.

Patients enrolled in Phase 2 at the selected dose would continue on treatment and be included in the Phase 3 study analysis, supplemented by enrollment of approximately 120 additional patients into the Phase 3 portion of the clinical trial, with 2:1 randomization on the same basis as the Phase 2 portion. Efficacy data from the Phase 3 could support potential approval using median OS as a primary endpoint.

On May 12, 2023, we expanded our relationship with Pfizer to support the Phase 2/3 registrational trial to evaluate darovasertib and crizotinib as a combination therapy in MUM by entering into Amendment No. 1 to the Second Pfizer Agreement. Under the as-amended Second Pfizer Agreement, Pfizer will provide us with a first defined quantity of crizotinib at no cost, as well as an additional second defined quantity of crizotinib at a lump-sum cost. We anticipate that the supply of crizotinib under the Second Pfizer Agreement, as amended, will be sufficient to support the planned Phase 2 and Phase 3 portions of the Phase 2/3 registrational clinical trial.

In parallel, we are continuing to evaluate darovasertib in our ongoing Phase 2 clinical trial, designated as IDE196-001, as a combination therapy with crizotinib in MUM. We are the sponsor of this Phase 2 clinical trial, and are collaborating with Pfizer on this Phase 2 clinical trial pursuant to our Clinical Trial Collaboration and Supply Agreement.

In April 2023, we reported clinical data, including a safety and clinical efficacy profile, from the Phase 2 expansion cohort evaluating the darovasertib and crizotinib combination in MUM. In October 2023, we also reported darovasertib clinical ctDNA data and HLA-A2(-)/(+) data subsets from this Phase 2 clinical trial, as well as HLA-A2(-)/(+) prevalence based on our broader clinical experience in MUM, at ESMO 2023.

These reported Phase 2 clinical data were based on twenty (20) evaluable first-line and sixty-three (63) evaluable any-line patients enrolled as of September 22, 2022 in the darovasertib and crizotinib combination study at the expansion dose of 300 mg twice-a-day darovasertib and 200 mg twice-a-day crizotinib. Reported data were preliminary and based on investigator review from an unlocked database as of the data cutoff date of August 22, 2023.

The evaluable patients generally had a significant disease burden and the evaluable any-line patients were heavily pre-treated. Key parameters for characterizing disease burden include baseline lactate dehydrogenase, or LDH, size of the largest metastatic lesion and degree of multi-site metastases. These evaluable patients had baseline LDH that was greater than the upper limit of normal in 60% of any-line and 50% of first-line patients. The largest metastatic lesion was greater than 3.0 cm in 65% of any-line and 60% of first-line patients, and greater than 8.0 cm in 10% of any-line and 15% of first-line patients. The patient metastases included both hepatic and extrahepatic loci in 64% of any-line and 50% of first-line patients. Among any-line patients, 68% had received one or more prior lines of therapy and 43% had received two or more prior lines of therapy.

In the twenty (20) evaluable first-line MUM patients in the expansion cohort, the investigator-reviewed data by RECIST 1.1 included: (i) 45% Overall Response Rate, or ORR, in first-line MUM (nine of 20 evaluable patients had a confirmed PR); (ii) 90% Disease Control Rate, or DCR, in first-line MUM (18 of 20 evaluable patients showed disease control, including nine confirmed PRs and nine stable disease); and (iii) approximately seven months median Progression Free Survival, or PFS, in first-line MUM.

In the sixty-three (63) evaluable any-line MUM patients at the expansion dose, the investigator-reviewed data by RECIST 1.1 included: (i) 30% ORR in any-line MUM (19 of 63 evaluable patients had a confirmed PR); (ii) 89% DCR in any-line MUM (56 of 63 evaluable patients showed disease control, including 19 confirmed PRs and 37 stable disease); and (iii) approximately seven months median PFS in any-line MUM. Notably, the observed median PFS was enhanced from the median PFS of approximately five months as previously reported in September 2022 based on 35 evaluable any-line MUM patients.

There was a subset of 19 evaluable hepatic-only MUM patients, including first-line and pre-treated patients with only hepatic metastases, for whom the investigator-reviewed data by RECIST 1.1 included: (i) 37% ORR in hepatic-only MUM (7 of 19 evaluable patients had a confirmed PR); (ii) 100% DCR in hepatic-only MUM (19 of 19 evaluable patients showed disease control, including seven confirmed PRs and 12 stable disease); and (iii) approximately 11 months median PFS in hepatic-only MUM.

Treatment durations as of the August 22, 2023 data analyses cutoff date were observed for the any-line (n=63) patients: approximately 50% of patients were treated for greater than six months and approximately 30% of patients were treated for greater than one year, and multiple patients with confirmed PRs by RECIST 1.1 have been on treatment greater than 24 months, with the potential for further enhancement on the duration of treatment analysis as approximately 20% (13 out of 63 evaluable patients) of any-line MUM patients are continuing on treatment.

Based on the two-year PFS Kaplan -Meier curve of the darovasertib and crizotinib combination in any-line MUM, the combination provides a promising PFS trend compared to other therapies, including tebentafusp. The observed tail of the PFS curve implies durable benefit in a significant proportion of patients who remain progression free as far out as two years.

ctDNA molecular responses reported at ESMO 2023 were determined based on measured changes in mean allele frequency (MAF) on-treatment as compared to MAF levels at baseline for a subset of any-line MUM patients (n=32). Patients whose ctDNA showed a reduction of greater than 50% MAF following treatment were characterized as having a ctDNA molecular response.

A reduction in MAF was observed in all but one patient. Significantly, ctDNA molecular responses were observed in 30 of 32 evaluable patients, reflecting a molecular response rate of 94%. The determined ctDNA molecular responses were deep and sustained, with approximately 80% of measured patients having >80% reduction in MAF. The ctDNA molecular responses correlated with observed efficacy, including confirmed PRs as determined by RECIST 1.1.

Clinical efficacy was observed in both HLA-A2(-) and HLA-A2(+) patients. There were 50 all-line MUM patients with known HLA-A2 status among the 63 patients evaluable for efficacy, with 31 of these being HLA-A2(-) and 19 being HLA-A2(+). The reported efficacy data by HLA-A2 serotype was based on a preliminary analysis of an unlocked database as of August 22, 2023 by investigator review and RECIST 1.1. For HLA-A2(-) MUM patients, confirmed PRs were observed in nine of 31 (29% ORR) any-line and in five of 12 (42% ORR) first-line patients. For HLA-A2(+) MUM patients, confirmed PRs were also observed in six of 19 (32% ORR) any-line and in three of five (60% ORR) first-line patients.

As reported in April 2023, the darovasertib and crizotinib combination therapy continued to observe a manageable safety profile in MUM patients (n=68) at the combination expansion doses, with a low rate (10%) of drug-related serious adverse events (SAEs). Patients reported predominantly Grade 1 or 2 drug-related adverse events, or AEs: 31% of patients reported at least one Grade 3 drug-related AE; no patients observed a Grade 4 drug-related AE; and one patient observed a Grade 5 AE. The reported Grade 5 SAE was, we believe, not likely related to study therapies and most likely due to disease progression. The treating investigator assessed the Grade 5 SAE as being of unknown cause, most likely related to disease progression, and possibly related to the study therapies. Principal investigators on the study reviewed the Grade 5 SAE and concluded that the event was most likely due to disease progression. As the sponsor of the clinical trial, we likewise concluded the Grade 5 SAE was most likely due to disease progression and not likely related to study therapies. Drug-related adverse events observed in the darovasertib and crizotinib combination in MUM patients as related to darovasertib as of August 22, 2023 primarily include: SAEs of diarrhea, vomiting, sepsis, respiratory failure, syncope, hypotension and toxic epidermal necrolysis; and AEs, that occurred in greater than 20% of patients, of diarrhea, nausea, edema peripheral, vomiting, dermatitis acneiform, fatigue, hypotension, hypoalbuminaemia, dizziness and decreased appetite. Five patients (7%) permanently discontinued treatment with darovasertib and crizotinib due to a drug-related adverse event.

We consider that these data demonstrate robust clinical efficacy of the darovasertib and crizotinib combination in first-line and any-line MUM patients, with a manageable safety profile, and that collectively, these data support the potential registration-enabling Phase 2/3 clinical trial to evaluate darovasertib and crizotinib as a combination therapy in MUM.

Prevalence of HLA-A2*02:01 Negative Serotype in MUM

Data from darovasertib clinical trials in MUM demonstrate that approximately 70% of MUM patients in the Phase 2 clinical trial with known HLA-A2 status were HLA-A2(-). As reported at ESMO 2023, the HLA-A2 status was known in subsets of patients enrolled in clinical trials evaluating darovasertib. Prevalence of HLA-A2(+) and HLA-A2(-) in MUM patients was determined from a first data set of 149 MUM patients treated with darovasertib as monotherapy or in a combination arm of the clinical trial, and separately in a second data set of 118 MUM patients treated with the darovasertib and crizotinib combination. These data include 102 of 149 (68%) patients in the all-treatment subset and 81 of 118 (69%) patients in the darovasertib and crizotinib combination treatment subset.

Darovasertib—Strategy for HLA-A2*02:01 Positive MUM

Based on clinical data from the Phase 2 clinical trial evaluating darovasertib and crizotinib in MUM as reported at ESMO 2023, and based on the darovasertib mechanism of action, we anticipate darovasertib may have clinical activity independent of HLA status in GNAQ/11-mutation cancers.

Accordingly, we are planning a clinical strategy to separately address MUM patients with an HLA-A2(+) serotype. In one approach, we are planning to enroll additional HLA-A2(+) patients in a separate clinical trial in MUM patients. Such clinical trial data from darovasertib and crizotinib combination treatment in HLA-A2(+) MUM could support publication and potential inclusion in NCCN Clinical Practice Guidelines in Oncology.

Darovasertib Orphan Drug Designation in UM and Fast Track Designation in MUM

In April 2022, the FDA designated darovasertib as an Orphan Drug in UM, including primary and metastatic disease under 21 C.F.R. Part 316. Under an Orphan Drug designation, darovasertib may be entitled to certain tax credits for qualifying clinical trial expenses, exemption from certain user fees and, subject to FDA approval of a New Drug Application, or NDA, for darovasertib in UM, seven years of statutory marketing exclusivity. As an FDA-designated Orphan Drug, darovasertib may also be excluded from certain mandatory price negotiation provisions of the 2022 Inflation Reduction Act.

In November 2022, the FDA granted Fast Track designation to IDEAYA’s development program investigating darovasertib in combination with crizotinib in adult patients being treated for MUM. The Fast Track designation makes our darovasertib and crizotinib development program eligible for various expedited regulatory review processes, including generally more frequent FDA interactions, such as meetings and written communications, potential eligibility for rolling review of a future NDA and potential accelerated approval and priority review of an NDA.

Darovasertib—Neoadjuvant and Adjuvant Therapy in UM

We are clinically evaluating the potential for darovasertib as neoadjuvantor adjuvant therapy, or both, also referred to as (neo)adjuvant therapy, in primary, non-metastatic UM patients. In April 2023, June 2023 and October 2023, we reported preliminary clinical data in the neoadjuvant setting showing evidence of anti-tumor activity that we believe supports further clinical evaluation of darovasertib to determine its potential as a neoadjuvant therapy to either save the eye by avoiding enucleation, or to reduce the tumor thickness in the eye, enabling treatment with less radiation to preserve vision, and as an adjuvant therapy, to potentially extend relapse free survival.

We have initiated and dosed our first patient in a company-sponsored Phase 2 clinical trial designated as IDE196-009. The purpose of the trial is to evaluate single-agent darovasertib as neoadjuvant treatment of primary UM prior to primary interventional treatment of enucleation or radiation therapy and also as adjuvant therapy following the primary treatment.

The IDE196-009 clinical protocol includes neoadjuvant treatment with darovasertib to maximum benefit or up to six months, primary treatment, then up to six months of follow-up adjuvant therapy.

In the neoadjuvant setting, one cohort of UM patients with large tumors will be treated with darovasertib until maximum benefit or six months, at which time they will undergo a primary interventional treatment. The neoadjuvant endpoint for this large-sized tumor cohort is eye preservation. For example, a patient who would otherwise have undergone enucleation would instead be eligible for radiation treatment. Another neoadjuvant cohort of UM patients with small or medium tumors will be treated with darovasertib until maximum benefit or six months, at which time they will undergo radiation therapy. Neoadjuvant endpoints for this small- or medium-sized tumor cohort include (i) reducing the radiation dose that the patient receives, relative to the radiation dose they would have otherwise received without the neoadjuvant treatment, and (ii) functional vision preservation.

In the adjuvant setting, each of the two neoadjuvant cohorts will be treated with darovasertib for up to six months as follow-up adjuvant therapy after the primary interventional treatment. The adjuvant endpoints for this portion of the clinical trial include relapse free survival and useful vision.

As of October 23, 2023, six patients have enrolled in the trial, including four enucleation patients and two plaque-therapy patients.

We are additionally supporting evaluation of darovasertib as (neo)adjuvant therapy in primary UM in the ongoing NADOM IST. Pursuant to an as-amended protocol for the NADOM study, UM patients who would otherwise undergo enucleation are instead treated with single agent darovasertib as neoadjuvant treatment for up to six months or maximum benefit. This reflects an increase in potential treatment duration versus the initial approach of one month neoadjuvant therapy, following which these patients will undergo a primary interventional treatment. Patients will subsequently be treated with darovasertib for up to six months as follow-up adjuvant therapy after the primary interventional treatment.

In October 2023, we reported clinical data demonstrating clinical activity for darovasertib as neoadjuvant therapy in primary UM, including tumor shrinkage in ocular tumor lesions. In the preliminary interim update with an enrollment cut-off as of July 17, 2023, seven patients were treated to maximal response in the neo-adjuvant setting (up to six months of darovasertib monotherapy in patients who were enrolled with planned enucleation); two patients have confirmed Eye Saved, which we define as conversion from planned enucleation to plaque brachytherapy) with a third patient confirmed as plaque eligible and who is receiving darovasertib neo-adjuvant treatment until maximal benefit; providing 50% overall eye preservation rate for the evaluable patients. Of the evaluable patients (6 of 7) treated to maximal benefit, defined as at least one ultrasound scan, approximately 83% of patients had tumor shrinkage. Two patients did not complete their treatment to maximal response; one patient had sub-retinal blood present at baseline and with lack of shrinkage and visual deterioration, the patient discontinued treatment after six weeks. A non-evaluable second patient had a Grade 3 drug-related AE of dermatitis and discontinued treatment before their first scan. Two out of four additional patients after the enrollment cutoff date of July 17, 2023 are likely plaque eligible and are continuing darovasertib neoadjuvant therapy until maximal benefit with one patient being enucleated. In total, 11 patients eligible to receive six months of neoadjuvant therapy are enrolled as of October 23, 2023 in the neoadjuvant UM enucleation cohort of the NADOM IST.

In April 2023, we reported on a compassionate use case for a primary UM patient who was already blind in one eye from vascular disease and developed a large UM lesion in his other eye, which also had an associated cataract. The patient sought neoadjuvant treatment with the darovasertib and crizotinib combination under a compassionate use protocol with a goal to avoid enucleation and potentially preserve vision in the affected eye. The preliminary clinical data showed prompt responsiveness to treatment, including observed progressive tumor shrinkage over each prior month of treatment. Namely, the patient experienced approximately 30% of tumor shrinkage after one month that continued up to approximately 80% after four months of treatment, in each case as determined by investigator measurement of apical height. After one month, the ocular lesion size was sufficiently reduced to approach the threshold for radiation therapy (i.e., plaque brachytherapy). The patient thus avoided enucleation of the eye with UM, which reflects an initial reported case of systemic neoadjuvant therapy resulting in eye preservation by avoiding enucleation. Additionally, the patient has restored normal vision of the eye following the course of neoadjuvant treatment and treatment of the associated cataract, with a reported post-treatment vision score of 6/5 (measurement in meters: 6/6 meters = 20/20 feet), reflecting a greater than 20 fold improvement in vision.

We believe that these clinical observations provide a basis for further clinical investigation to evaluate whether darovasertib can improve current primary treatment paradigms, which typically include radiotherapies or enucleation of the eye as primary interventional treatments. Our regulatory strategy includes evaluation of potential clinical endpoints such as vision and organ preservation, which would be temporally proximal to the primary interventional treatments, potentially enabling a discussion with regulatory authorities on an accelerated approval pathway.

Darovasertib—Expansion Opportunity in Skin Melanoma

We have initiated a Phase 2 expansion of the darovasertib and crizotinib combination in GNAQ/11 metastatic cutaneous melanoma, also referred to as skin melanoma, based on the observed preliminary clinical efficacy. In the darovasertib monotherapy cutaneous melanoma cohort (n=8), five of seven evaluable patients had tumor shrinkage (approximately 71%) with one patient having a PR and remaining on treatment over 10 months after previously receiving multiple lines of immunotherapy. In the darovasertib plus binimetinib cutaneous melanoma cohort (n=2), one of two cutaneous melanoma patients with a PR demonstrated 50% tumor shrinkage and remained on treatment approximately 600 days after previously receiving multiple lines of immunotherapy. In the darovasertib plus crizotinib cutaneous melanoma cohort (n=2), one of two cutaneous melanoma patients had tumor shrinkage of 60% with one patient having a PR and remaining on treatment approximately 600 days after previously receiving multiple lines of immunotherapy.

Darovasertib, as monotherapy or in combination with either binimetinib or crizotinib, has indicated a manageable safety profile in cutaneous melanoma patients with certain drug-related AEs being reported in all cohorts. These preliminary clinical data support initiation of a Phase 2 expansion of the darovasertib and crizotinib combination in GNAQ/11 metastatic cutaneous melanoma to advance the darovasertib and crizotinib combination. There are currently no FDA approved therapies in this indication in this genetically-defined patient population.

The GNAQ/11 prevalence in cutaneous melanoma has been reported at approximately 5% in The Cancer Genome Atlas. The GNAQ/11 cutaneous melanoma estimated annual incidence is approximately 5,000 patients in the United States and 8,000 patients in the EU28, and the estimated total prevalence of GNAQ/11 cutaneous melanoma is approximately 70,000 patients in the United States and 110,000 patients in the EU28. It has been reported that approximately 12.5% to 15% of cutaneous melanoma patients have been reported to develop metastatic disease, whereas in UM, a predominantly GNAQ/11 mediated cancer, the metastatic rate has been reported at approximately 50%. In addition, based on several metastatic cancer patient databases, including Memorial Sloan Kettering Cancer Center (MSKCC) Impact, we project GNAQ/11 metastatic cutaneous melanoma has the potential to double or more the annual addressable metastatic patient population of MUM alone. In addition, GNAQ/11 mutation patients are known to have a low tumor mutational burden making these patients less likely to benefit from immune checkpoint inhibitor therapies.

IDE397—MAT2A Inhibitor in Tumors with MTAP Deletion

IDE397 is a clinical-stage, potent, selective small molecule inhibitor of MAT2A, which we are developing for patients having solid tumors with MTAP deletion. The prevalence of MTAP deletion is estimated to be approximately 15% of human solid tumors. MTAP deletion in patient tumors is identified by commercial or institutional next generation sequencing, or NGS, panels or by MTAP immunohistochemistry assay with confirmation by NGS.

MTAP-null cells lack the ability to metabolize 5-methylthioadenosine, or MTA, which is an essential step in a biochemical pathway involved in salvaging the metabolite S-adenosyl methionine, or SAM. Increased levels of MTA partially inhibit the methyltransferase PRMT5 for which SAM is the methyl-donor substrate for methylation of various proteins. This partial inhibition of PRMT5 by increased levels of MTA renders MTAP-null cells more dependent on the activity of MAT2A, an enzyme that is responsible for the synthesis of SAM. Because of this enhanced dependence, loss of MTAP results in synthetic lethality when MAT2A is pharmacologically inhibited.

We are enrolling patients into a Phase 2 clinical trial designated as IDE397-001 to evaluate IDE397 for patients having certain tumors with MTAP gene deletion.

We are proceeding with enrollment of MTAP-deletion patients into a monotherapy Phase 2 expansion cohort with an initial focus on high priority solid tumor types, including squamous NSCLC and bladder cancer. There have been eight patients dosed in the Phase 2 expansion in the high priority solid tumor types of squamous NSCLC and bladder cancer, of which two patients have not yet had a first tumor scan assessment. The PRs include an earlier reported 33% tumor shrinkage by CT-PET (without contrast) for a squamous NSCLC patient, and a confirmed PR (47% tumor shrinkage) by RECIST 1.1 with IDE397 in a previously undisclosed tumor type (bladder cancer). This bladder cancer patient has converted to a complete response by RECIST 1.1 at the week 18 CT-scan. In addition, of patients evaluable for ctDNA pre and post treatment, a ctDNA molecular response rate of 83% was observed in these MTAP-deletion priority tumor types. As of the October 13, 2023 cut-off date, we have observed low rates of drug-related discontinuations and SAEs in the dose escalation and expansion phases. Patients reported predominantly Grade 1 or 2 drug-related AEs: nine patients reported at least one Grade 3 drug-related AE; no patients observed a Grade 4 drug-related AE or Grade 5 drug-related AE.

We are collaborating with Amgen to clinically evaluate IDE397 in combination with AMG 193 in patients having tumors with MTAP deletion, in the Amgen-sponsored IDE397/AMG 193 combination study pursuant to our Clinical Trial Collaboration and Supply Agreement with Amgen, or the Amgen CTCSA.

The combination of IDE397 with AMG 193 is a novel and potential first-in-class synthetic lethality combination that targets two distinct and mechanistically complementary nodes of the MTAP methylation pathway—MAT2A and PRMT5, providing a complementary approach for targeting MTAP-null tumors.

In August 2023, Amgen initiated and has dosed a first patient in the IDE397/AMG 193 combination study, following clearance of the Amgen-sponsored IND and FDA authorization to proceed with the IDE397/AMG 193 combination study. The IDE397/AMG 193 combination study will evaluate the safety, tolerability, pharmacokinetics, pharmacodynamics, or PD, and efficacy of IDE397 in combination with AMG 193, with an initial focus for expansion in NSCLC patients and an estimated enrollment of approximately 180 patients.

We entered into the Amgen CTCSA in July 2022 to clinically evaluate the safety, tolerability, pharmacokinetics, PD and efficacy of IDE397 in combination with AMG 193, in patients having MTAP-deletion solid tumors, in the IDE397/AMG 193 combination study. Pursuant to the mutually non-exclusive Amgen CTCSA, Amgen is the sponsor of the IDE397/AMG 193 combination study and will provide AMG 193, we will provide IDE397 and each party will pay for 50% of the external third-party costs of the IDE397/AMG 193 combination study. Each party will be responsible for its own internal costs and expenses in support of the IDE397/AMG 193 combination study. We and Amgen will jointly own clinical data and all intellectual property, if any, relating to the combined use of IDE397 and AMG 193. Each party retains commercial rights to its respective compounds, including with respect to use as a monotherapy or combination agent. We have formed a joint oversight committee responsible for coordinating all regulatory and other activities under the Amgen CTCSA.

In April 2023, we co-presented preclinical efficacy data with Amgen at AACR 2023 for the IDE397 and AMG 193 combination in an NSCLC MTAP-null cell-derived xenograft, or CDX, model. As reflected in these published xenograft data, we observed complete responses following approximately 30 days of combination treatment, starting at study-day seven through study-day 39, at doses below the maximally efficacious preclinical dose for each of IDE397, such as 1/10th of maximally efficacious dose, and AMG 193. The complete responses were durable from approximately study-day 40 to study-day 100. The IDE397 and AMG 193 combination was well tolerated, with no observed body weight loss through the approximate 30 days of combination treatment.

We also presented preclinical efficacy data showing deep and durable anti-tumor efficacy and PD responses for IDE397 in combination with representative MTA-cooperative PRMT5 inhibitors in NSCLC MTAP-null CDX models, and for one representative compound, also in a pancreatic MTAP-null CDX model.

In addition, we presented further supporting preclinical data at AACR 2023, including the results of gene expression analysis of hallmark pathways, alternative splicing analysis and retained intron analysis. These data collectively demonstrate that combined pharmacological inhibition of MAT2A and PRMT5 deepens the biological response through maximal pathway suppression. The enhanced combination effect was observed selectively in MTAP-null relative to MTAP wild-type models.

We believe that the preclinical efficacy data, considered together with the biological mechanistic response data, as presented at AACR 2023, supports our plans to clinically evaluate IDE397 in combination with AMG 193.

We own all right, title and interest in and to IDE397 and the MAT2A program, including all worldwide commercial rights thereto.

IDE161—PARG Inhibitor in Tumors with Homologous Recombination Deficiency

IDE161 is a small molecule inhibitor of PARG being evaluated in a Phase 1/2 clinical trial, designated as IDE161-001, for patients having tumors with HRD and potentially other genetic or molecular signatures.

PARG is a novel target in a clinically validated biological pathway. PARG functions as a regulator of DNA repair in the same biochemical pathway as PARP. PARG hydrolyzes poly (ADP-ribose), or PAR, chains that are polymerized by PARP enzymes, completing the PAR cycle. Small molecule inhibitors of PARG result in a dose dependent increase in cellular PAR after DNA damage. PARG is a mechanistically distinct target relative to PARP.

We are progressing with enrollment of patients having tumors with HRD into the Phase 1 expansion portion of the Phase 1/2 clinical trial in selected priority tumors. In parallel, we are also continuing with Phase 1 dose optimization to confirm a move-forward expansion dose for the planned Phase 2 portion of the clinical trial.

The expansion portion of the Phase 1 trial will include patients having HRD-associated breast cancer and ovarian cancer, as well as a basket of other selected solid tumors. The breast cancer focus is on ER+, Her2- and HRD+ tumors, which together represent approximately 10% to 14% of breast cancer patients. The ovarian cancer focus represents approximately 50% of ovarian cancer where HRD is observed. Selected other solid tumors with HRD, such as HRD+ endometrial cancer, will also be evaluated in the Phase 1 expansion portion of the clinical trial.

In connection with the Phase 1 expansion announced in September 2023, we disclosed preliminary clinical proof-of-concept for IDE161 in HRD solid tumors based on early clinical data from the dose escalation cohorts. These clinical data showed dose-dependent PD modulation of PAR proteins in peripheral blood, demonstrating IDE161 target engagement. These clinical data also demonstrated IDE161 exposure levels in humans which correlate to preclinical exposures that were efficacious in achieving tumor regressions in xenograft models.

We have observed multiple PRs by RECIST 1.1 and tumor shrinkage in priority solid tumor types early in the Phase 1 dose escalation and at the expansion dose. As of October 13, 2023, there have been a total of seven patients treated at the expansion dose, of which two patients have not yet had a first scan tumor assessment. We observed preliminary tumor shrinkage in multiple HRD solid tumor patients, including an BRCA1/2 endometrial cancer subject with a confirmed PR in the target lesion as of the second imaging assessment, a complete response in the non-target lesion and an 87% reduction in the CA-125 tumor marker (2,722 units/ml at baseline to 360 units/ml at six-weeks). At the IDE161 expansion dose, we have observed no drug-related discontinuations or SAEs as of the October 13, 2023 cut-off date.

In September 2023, we received a Fast Track designation from the FDA for IDE161 for ovarian cancer and breast cancer indications. Fast Track is a FDA process designed to facilitate the development and expedite the review of drugs to treat serious conditions and fill an unmet medical need. Specifically, for IDE161, a Fast Track designation was received for the treatment of adult patients having advanced or metastatic ovarian cancer with germline or somatic BRCA 1/2 mutations who are platinum resistant and have received prior antiangiogenic and PARP inhibitor therapies. The Fast Track designation was also received for IDE161 for the treatment of adult patients having advanced or metastatic HR+ and Her2- breast cancer with germline or somatic BRCA 1/2 mutations who have progressed following treatment with at least one line of a hormonal therapy, a CDK4/6 inhibitor therapy and a PARP inhibitor therapy.

Under the Fast Track designation, the IDE161 development program in BRCA1/2 mutant breast and ovarian cancers, as specified in the Fast Track designation, is eligible for various expedited regulatory review processes, including generally more frequent FDA interactions (e.g., meetings, written communications), potential eligibility for rolling review of an NDA and potential accelerated approval and priority review of an NDA.

We entered into an exclusive license with Cancer Research Technologies Ltd., also known as Cancer Research United Kingdom, or CRT, and the University of Manchester, under an Evaluation, Option and License Agreement. Pursuant to the license, we hold exclusive worldwide license rights covering a broad class of PARG inhibitors.

In April 2023, we incurred an obligation to pay milestone payments in an aggregate amount of £750,000 to CRT based upon the achievement of certain milestones relating to first and second tumor histologies in connection with the Phase 1 portion of the IDE161-001 Phase 1/2 clinical trial in oncologic diseases. We will be obligated to make additional payments to CRT of up to £18.75 million in aggregate upon the achievement of specific development and regulatory approval events for development of a PARG inhibitor in oncologic diseases, including an aggregate of up to £1.5 million and up to £2.25 for the achievement of certain Phase 2 and Phase 3 development milestones, respectively, in each case as relating to first and second tumor histologies.

We own or control all commercial rights in our PARG program, subject to certain economic obligations pursuant to our exclusive, worldwide license to certain PARG inhibitors, including IDE161, with CRT and the University of Manchester.

GSK101 (IDE705)—Pol Theta Helicase Inhibitor in Tumors with Homologous Recombination Deficiency

We discovered GSK101 (IDE705), our Pol Theta Helicase inhibitor clinical development candidate, and evaluated GSK101 in preclinical studies in collaboration with GSK. GSK101 targets the helicase domain of the Pol Theta protein for patients having solid tumors with BRCA or other mutations associated with HRD.

Pol Theta is involved in a DNA repair process called microhomology mediated end joining that is utilized when homologous recombination mediated repair is compromised, as happens in the case of certain BRCA1 or BRCA2 mutations. The expression of Pol Theta is largely absent in normal cells, but tumor cells harboring double strand break repair defects, such as BRCA1 or BRCA2, show higher Pol Theta expression and synthetic lethality when Pol Theta is knocked down with siRNA. Pol Theta is a large protein with two functional domains: a DNA polymerase domain and an ATP-dependent DNA helicase domain, sometimes referred to as an ATPase domain, linked by a RAD51 binding domain.

An IND for GSK101 was submitted and has been cleared by the FDA to enable clinical evaluation of GSK101 in combination with niraparib, the GSK small molecule inhibitor of PARP for patients having tumors with HR mutations, such as BRCA mutations, or HRD.

GSK is targeting initiation of first-in-human studies in the fourth quarter of 2023. GSK is leading clinical development of GSK101 pursuant to our Collaboration, Option and License Agreement with GSK, or the GSK Collaboration Agreement. GSK is responsible for all research and development costs for the Pol Theta program.

We have the potential to receive an additional $10.0 million milestone payment upon initiation of Phase 1 clinical dose expansion. In August 2023, we achieved a $7.0 million milestone payment based on acceptance of the IND by the FDA and received the payment in October 2023. In August 2022, we achieved an earlier preclinical development milestone in connection with ongoing IND-enabling studies to support evaluation of GSK101 and received a $3.0 million milestone payment from GSK as a result.

WRN Inhibitors in Tumors with High Microsatellite Instability

We are advancing our preclinical IND-enabling studies and other preclinical research in collaboration with GSK for an inhibitor targeting Werner Helicase for patients having tumors with high MSI.

WRN protein is a RecQ enzyme involved in the maintenance of genome integrity. Germline loss of function mutations in WRN lead to premature aging and pre-disposition to cancer. MSI is a change in the DNA content of a tumor cell in which the number of repeats of microsatellites, short repeated sequences of DNA, differ as cells divide. High MSI is present in about 15% of gastrointestinal tumor cancers, including in approximately 22% of stomach adenocarcinoma and 16% of colorectal cancer. Tumors with high MSI are routinely assessed in multiple diagnostic profiling tests.

WRN is a protein having several functional domains, and we have shown that the helicase functional domain of WRN is responsible for this synthetic lethal interaction, as reflected in our publication in Cell Press—iScience, Werner Syndrome Helicase is Required for the Survival of Cancer Cells with Microsatellite Instability (March 2019).

We have demonstrated in vivo efficacy with tumor regression and PD response in a relevant MSI high model. We have observed selectivity of our Werner Helicase inhibitor DC and validation of the synthetic lethal relationship to tumors with high MSI over tumors with microsatellite stable, or MSS, based on a lack of in vivo pharmacological response in relevant MSS xenograft models.

We selected our Werner Helicase inhibitor DC in collaboration with GSK. Subject to successful completion of ongoing IND-enabling studies, we are targeting an IND in 2024 to enable first-in-human clinical evaluation of Werner Helicase inhibitor DC for patients having tumors with MSI-High.

We are collaborating with GSK on the ongoing IND-enabling studies and, subject to IND submission and clearance, GSK will lead clinical development for the Werner Helicase program. GSK is responsible for 80% of global research and development costs and IDEAYA is responsible for 20% of such costs. GSK holds a global, exclusive license to develop and commercialize the Werner Helicase inhibitor DC.

We earned a $3 million milestone from GSK in connection with IND-enabling studies and have the potential to earn up to an additional $17 million in aggregate milestone payments through early Phase 1 clinical studies.

Next-Generation Precision Medicine Pipeline Programs

We have initiated early preclinical research programs focused on pharmacological inhibition of several new targets, or NTs, for patients with solid tumors characterized by defined biomarkers based on genetic mutations and/or molecular signatures. We believe these research programs have the potential for discovery and development of first-in-class or best-in-class therapeutics. We own or control all commercial rights in our next-generation NT programs.

New Target and Biomarker Discovery Platform

Since inception of the company, our core research has and continues to be focused on precision medicine oncology, with synthetic lethality as a central tenet. We have invested significantly and continue to invest in capabilities for identification and validation of new precision medicine targets and biomarkers for patient selection. For targets of interest, we advance our research to discover therapeutic drugs and to further qualify relevant biomarkers.

ATM Program

In June 2023, following approval by our board of directors, we entered into an “at the market” program and sales agreement with Jefferies LLC (the “2023 Sales Agreement”), under which we may, from time to time, offer and sell common stock having an aggregate offering value of up to $250.0 million, referred to as our “at the market” offering. We have sold 1,036,421 shares of our common stock at a weighted average sales price of approximately $26.27 per share through our “at the market” offerings under the 2023 Sales Agreement after June 30, 2023. We may cancel our at the market program at any time upon written notice, pursuant to its terms. We have agreed with the underwriters of this offering not to sell any shares of our common stock pursuant to our “at the market” program for 60 days following this offering. See “Underwriting.”

Financial Update

Our financial statements for the quarter ended September 30, 2023 will not be available until after this offering is completed and consequently will not be available to you prior to investing in this offering. Based upon preliminary estimates and information available to us as of the date of this prospectus supplement, we expect to report that we had approximately $511.1 million of cash, cash equivalents and marketable securities as of September 30, 2023. We have not yet completed our quarter-end financial close and review processes for the quarter ended September 30, 2023. The review of our financial statements for the quarter ended September 30, 2023 is ongoing and could result in changes to this amount. This estimate of our cash, cash equivalents and marketable securities as of September 30, 2023 is preliminary, has not been audited, does not present all information necessary for an understanding of our financial condition as of September 30, 2023 and is subject to change upon completion of our financial statement closing procedures. The preliminary financial data included in this prospectus supplement has been prepared by, and is the responsibility of, our management. PricewaterhouseCoopers LLP has not audited, reviewed, examined, compiled, nor applied agreed-upon procedures with respect to the preliminary financial data. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. Additional information and disclosure would be required for a more complete understanding of our financial position and results of operations for the nine months ended and as of September 30, 2023.

About IDEAYA

We were founded in June 2015 as a Delaware corporation. Our principal executive offices are located at 7000 Shoreline Court, Suite 350, South San Francisco, California 94080, and our telephone number is (650) 443-6209. Our website address is www.ideayabio.com. The information on, or that can be accessed through, our website is not part of this prospectus supplement and is not incorporated by reference herein. We have included our website address as an inactive textual reference only.

Implications of Being an Emerging Growth Company

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. We will remain an emerging growth company until the earliest of (1) December 31, 2024, (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion, (3) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our common stock held by non-affiliates exceeded $700.0 million as of the last business day of the second fiscal quarter of such year or (4) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company:

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We will avail ourselves of the exemption from the requirement to obtain an attestation and report from our auditors on the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•	We will provide less extensive disclosure about our executive compensation arrangements; and

•	We will not require stockholder non-binding advisory votes on executive compensation or golden parachute arrangements.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus supplement and the accompanying prospectus is a part and the documents incorporated herein by reference and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act.

We will remain an emerging growth company until December 31, 2023, the last day of the fiscal year in which we were first deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Exchange

Act, based on the market value of our common stock held by non-affiliates exceeding $700.0 million as of June 30, 2023. We will transition to a “large accelerated filer” status with effect as of January 1, 2024.

The Offering

Common stock offered by us in this offering	5,000,000 shares of our common stock.

Pre-funded warrants offered by us in this offering	We are also offering, in lieu of shares of our common stock to certain investors, pre-funded warrants to purchase 319,150 shares of our common stock. The purchase price of each pre-funded warrant is the price per share at which the shares of our common stock are being sold to the public in this offering, minus $0.0001, which is the exercise price of each pre-funded warrant. Each pre-funded warrant will be exercisable from the date of issuance until fully exercised, subject to an ownership limitation. See “Description of Pre-Funded Warrants.” This prospectus supplement also relates to the offering of the shares of our common stock issuable upon the exercise of such pre-funded warrants.

Option to purchase additional shares of common stock	The underwriters have an option to purchase up to 797,872 additional shares of common stock from us at the public offering price. The underwriters can exercise this option at any time within 30 days from the date of this prospectus supplement.

Common stock to be outstanding after this offering	62,440,328 shares (63,238,200 shares if the underwriters exercise in full their option to purchase additional shares of common stock), in each case, assuming no exercise of any pre-funded warrants offered and sold by us.

Use of proceeds

We estimate that the net proceeds to us from this offering will be approximately $117.0 million, or approximately $134.7 million if the underwriters exercise their option to purchase additional shares in full, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We currently intend to use our existing cash, cash equivalents and short-term and long-term marketable securities together with the net proceeds from this offering to fund (i) ongoing clinical development of darovasertib and crizotinib, as combination therapy in MUM, including our Phase 2/3 potential registrational clinical trial, as well as our Phase 2 clinical trial to evaluate darovasertib as neoadjuvant and adjuvant therapy in primary uveal melanoma and our Phase 2 expansion of darovasertib and crizotinib combination in metastatic cutaneous melanoma, (ii) preparation for potential commercial launch of darovasertib for MUM, subject to FDA approval, including enhancing capabilities for a U.S. commercial launch, support for a European commercial launch and building initial general and administrative commercial operations, (iii) ongoing clinical development of IDE397 in Phase 1/2 clinical trial as monotherapy in patients having tumors with MTAP-deletion in NSCLC, bladder cancer and other solid tumors, and our share of costs for evaluation of IDE397 in collaboration with Amgen, in combination with AMG 193, (iv) ongoing clinical development of IDE161 targeting PARG in a Phase 1/2 clinical trial for patients having HRD, including in ER+, Her2- HRD breast cancer patients, HRD ovarian cancer patients and patients having other HRD solid tumors, (v) additional potential clinical trials for the combination of IDE397 or IDE161 with other therapies, (vi) preclinical and clinical development of other product candidates in our research pipeline, including our share of costs for our Werner Helicase program under the GSK Collaboration Agreement and (vii) our research platform enabling identification and validation of precision medicine targets and biomarkers, and drug discovery research and development activities. We currently intend to use the remainder of the net proceeds for working capital and for other general corporate purposes. We may also use a portion of the net proceeds to in-license, acquire or invest in complementary businesses or products. However, we currently have no agreements or commitments to complete any such transaction. See “Use of Proceeds” on page S-29 for additional information.

Risk factors	See “Risk Factors” beginning on page S-21 of this prospectus supplement and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, and the other information included in, or incorporated by reference into, this prospectus supplement for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

Nasdaq Global Select Market symbol for Common Stock	“IDYA.” There is no public trading market for the pre-funded warrants, and we do not expect a market to develop. We do not intend to list the pre-funded warrants on the Nasdaq Global Select Market or any other national securities exchange or nationally recognized trading system.

Except as otherwise indicated, the number of shares of common stock to be outstanding after this offering is based upon 57,440,328 shares of our common stock outstanding as of June 30, 2023, and excludes, in each case as of June 30, 2023:

•	319,150 shares of common stock issuable upon the exercise of the pre-funded warrants we are offering in lieu of shares of common stock to certain investors;

•	1,036,421 shares of our common stock sold through our “at the market offerings” under the 2023 Sales Agreement after June 30, 2023 at a weighted-average sales price of $26.27;

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2,020,270 shares of our common stock issuable upon the exercise of pre-funded warrants to purchase our common stock issued in an underwritten public follow-on offering completed by us on April 27, 2023, at a public offering price of $18.4999 per underlying share;

•	7,138,527 shares of our common stock issuable upon the exercise of stock options that were outstanding as of June 30, 2023, with a weighted average exercise price of $14.64 per share;

•	127,500 shares of our common stock issuable upon the exercise of stock options granted after June 30, 2023, with a weighted-average exercise price of $23.66 per share;

•	699,800 shares of our common stock reserved for issuance pursuant to future awards under our 2023 Employment Inducement Award Plan;

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656,992 shares of common stock reserved for issuance pursuant to future awards under our 2019 Incentive Award Plan, as well as any automatic increases in the number of shares of our common stock reserved for future issuance under this plan; and

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1,346,300 shares of common stock reserved for issuance pursuant to future awards under our 2019 Employee Stock Purchase Plan, as well as any automatic increases in the number of shares of our common stock reserved for future issuance under this plan.

Except as otherwise indicated, all information in this prospectus supplement assumes the following:

•	no exercise of the pre-funded warrants we are offering in lieu of shares of common stock to certain investors in this offering;

•	no exercise or settlement of outstanding options after June 30, 2023; and

•	no exercise of the underwriters’ option to purchase additional shares of common stock.

Risk Factors

Investing in our common stock or pre-funded warrants involves risk. Before deciding whether to invest in our common stock or pre-funded warrants, you should consider carefully the risks and uncertainties described below. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, which is on file with the SEC and is incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Cautionary Statement regarding Forward-Looking Statements.”

Risks Related to Our Common Stock and This Offering

Our stock price may be volatile and you may not be able to resell shares of our common stock at or above the price you paid.

The trading price of our common stock has been highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. These factors include those discussed in this “Risk Factors” section and the “Risk Factors” section contained in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 and others such as:

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results from, and any delays in, our clinical trials for darovasertib (IDE196), IDE397, IDE161, or any other future clinical development programs, including public misperception of the results of our clinical trials;

•	announcements by academic or other third parties challenging the fundamental premises underlying our approach to treating cancer and/or biopharmaceutical product development;

•	announcements of regulatory approval or disapproval of our current or any future product candidates;

•	failure or discontinuation of any of our research and development programs;

•	manufacturing setbacks or delays of or issues with the supply of the materials for our product candidates;

•	announcements relating to, or results from, our GSK Collaboration Agreement;

•	announcements relating to future licensing, collaboration or development agreements;

•	delays in the commercialization of our current or any future product candidates;

•	public misperception regarding the use of our therapies;

•	acquisitions and sales of new products, technologies or businesses;

•	quarterly variations in our results of operations or those of our future competitors;

•	changes in earnings estimates or recommendations by securities analysts;

•	announcements by us or our competitors of new products, significant contracts, commercial relationships, acquisitions or capital commitments;

•	developments with respect to intellectual property rights;

•	our commencement of, or involvement in, litigation;

•	changes in financial estimates or guidance, including our ability to meet our future revenue and operating profit or loss estimates or guidance;

•	major changes in our board of directors or management;

•	new legislation in the United States relating to the sale or pricing of pharmaceuticals;

•	FDA or other U.S. or comparable foreign regulatory actions affecting us or our industry;

•	product liability claims or other litigation or public concern about the safety of our product candidates;

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market conditions in the biopharmaceutical and biotechnology sectors, particularly as a result of the volatility in the market caused by pandemics, such as the COVID-19 pandemic, as well as adverse geopolitical and macroeconomic developments, such as the ongoing Ukraine-Russia conflict and related sanctions, actual and anticipated changes in interest rates, economic inflation and the responses by central banking authorities to control such inflation; and

•	general economic and geo-political conditions in the United States and abroad.

In addition, the stock markets in general, and the markets for biopharmaceutical and biotechnology stocks in particular, have experienced extreme volatility. In particular, the market prices of securities of smaller biotechnology have experienced dramatic fluctuations that often have been unrelated or disproportionate to the operating results of these companies. These broad market fluctuations may adversely affect the trading price or liquidity of our common stock. If the market price of our common stock after this offering does not exceed the public offering price, you may not realize any return on your investment in us and may lose some or all of your investment. Furthermore, the trading price of our common stock may be adversely affected by third-parties trying to drive down the market price. Short sellers and others, some of whom post anonymously on social media, may be positioned to profit if our stock declines and their activities can negatively affect our stock price. In the past, when the market price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the issuer. If any of our stockholders were to bring such a lawsuit against us, we could incur substantial costs defending the lawsuit and the attention of our management would be diverted from the operation of our business.

Purchasers of shares of our common stock or our pre-funded warrants in this offering will experience immediate and substantial dilution in the book value or value, respectively, of their investment.

If you purchase shares of our common stock or our pre-funded warrants in this offering, you will incur immediate and substantial dilution in the as adjusted net tangible book value of your stock or pre-funded warrants because the price that you pay will be substantially greater than the net tangible book value per share of the shares or pre-funded warrants you acquire. To the extent we raise additional capital by issuing equity securities, our stockholders and pre-funded warrant holders will experience substantial additional dilution. For a further description of the dilution that you will experience immediately after this offering, see the section of this prospectus supplement titled “Dilution.”

If we sell shares of our common stock or other securities in future financings, stockholders may experience immediate dilution and, as a result, our stock price may decline.

We may from time to time issue additional shares of common stock or other securities convertible into or exchangeable for common stock at a discount from the current trading price of our common stock. As a result, our stockholders and other holders of our securities would experience immediate dilution upon the purchase of any shares of our common stock sold at such discount. In addition, as opportunities present themselves, we may enter into financing or similar arrangements in the future, including the issuance of debt securities, preferred stock or common stock. If we issue common stock or securities convertible into common stock, our common stockholders would experience additional dilution and, as a result, our stock price may decline.

We have broad discretion to determine how to use the funds raised in this offering, and may use them in ways that may not enhance our operating results or the price of our common stock.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” as well as our existing cash, cash equivalents and short-term and long-term marketable securities, and you will be relying on the judgment of our management regarding such application. You will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply the net proceeds or our existing cash in ways that ultimately increase the value of your investment. If we do not invest or apply the net proceeds from this offering or our existing cash, cash equivalents and short-term and long-term marketable securities in ways that enhance stockholder value, we may fail to achieve expected business and financial results, which could cause our stock price to decline. We may also use a portion of the net proceeds to in-license, acquire or invest in complementary businesses or products. However, we currently have no agreements or commitments to complete any such transaction. Pending their use, we may invest the net proceeds from this offering in interest-bearing, investment-grade securities, certificates of deposit or government securities. These investments may not yield a favorable return to our stockholders.

Future sales of our common stock in the public market, or the perception that such sales could occur, could cause our stock price to fall.

The sale of a substantial number of shares of our common stock or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our common stock at any time pursuant to this prospectus supplement or in one or more separate offerings. We cannot predict the effect that future sales of common stock or other equity-related securities would have on the market price of our common stock.

If securities or industry analysts do not continue to publish research or reports about our business, or if they issue an adverse or misleading opinion regarding our stock, our stock price and trading volume could decline.

The trading market for our common stock is influenced by the research and reports that industry or securities analysts publish about us or our business. If any of the analysts who cover us issue an adverse or misleading opinion regarding us, our business model, our intellectual property or our stock performance, or if our clinical trials and operating results fail to meet the expectations of analysts, our stock price will likely decline. In addition, if one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

There is no public market for the pre-funded warrants being offered in this offering.

There is no public trading market for the pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to list the pre-funded warrants on the Nasdaq Global Select Market or any other national securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited. See the section titled “Description of Pre-Funded Warrants.”

We will not receive any meaningful amount of additional funds upon the exercise of the pre-funded warrants.

Each pre-funded warrant will be exercisable until it is fully exercised and by means of payment of the nominal cash purchase price upon exercise or by means of a “cashless exercise” according to a formula set forth in the pre-funded warrant. Accordingly, we will not receive any meaningful additional funds upon the exercise of the pre-funded warrants.

Holders of the pre-funded warrants will have no rights as common stockholders until such holders exercise their pre-funded warrants and acquire shares of our common stock.

Until holders of the pre-funded warrants exercise their pre-funded warrants and acquire shares of our common stock, such holders will have no rights with respect to the shares of our common stock underlying such pre-funded warrants. Upon exercise of the pre-funded warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

Significant holders or beneficial holders of shares of our common stock may not be permitted to exercise the pre-funded warrants that they hold.

A holder of the pre-funded warrants will not be entitled to exercise any portion of any pre-funded warrant that, upon giving effect to such exercise, would cause: (i) the aggregate number of shares of our common stock beneficially owned by such holder (together with its affiliates) to exceed 4.99% or 9.99% of the number of shares of our common stock immediately after giving effect to the exercise, as applicable; or (ii) the combined voting power of our securities beneficially owned by such holder (together with its affiliates) to exceed 4.99% or 9.99% of the combined voting power of all of our securities outstanding immediately after giving effect to the exercise, as applicable, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. As a result, you may not be able to exercise your pre-funded warrants for shares of our common stock at a time when it would be financially beneficial for you to do so. In such a circumstance, you could seek to sell your pre-funded warrants to realize value, but you may be unable to do so in the absence of an established trading market and due to applicable transfer restrictions. See the section titled “Description of Pre-Funded Warrants.”

Cautionary Statement Regarding Forward-Looking Statements

This prospectus supplement, the accompanying prospectus, including the documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering contain “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995 concerning our business, operations and financial performance and condition, as well as our plans, objectives and expectations for our business operations and financial performance and condition. Any statements contained, or incorporated by reference, herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would,” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements about:

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the scope, progress, results and costs of developing our product candidates or any other future product candidates, and conducting preclinical studies and clinical trials, including our darovasertib (IDE196) Phase 1/2 clinical trials, our IDE397 Phase 1/2 clinical trials, and our IDE161 Phase 1 clinical trial;

•	our clinical and regulatory development plans, including our ability to initiate a potential registrational trial of darovasertib in MUM patients;

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the scope, progress, results and costs related to the research and development of our precision medicine target and biomarker discovery platform, including costs related to the development of our proprietary libraries and database of tumor genetic information and specific cancer-target dependency networks;

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our expectations about the impact of the COVID-19 pandemic on our business, and operations, including clinical trials, manufacturing suppliers and collaborators, and on our results of operations and financial condition;

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the availability of companion diagnostics for biomarkers associated with our product candidates and any future product candidates, or the cost of coordinating and/or collaborating with certain diagnostic companies for the manufacture and supply of companion diagnostics;

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the timing of and costs involved in obtaining and maintaining regulatory approval (or certification in certain foreign jurisdictions) for any of current or future product candidates and companion diagnostics, and any related restrictions, limitations, and/or warnings in the label of an approved product candidate;

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our expectations regarding the potential market size and size of the potential patient populations for darovasertib, IDE397, IDE161, our other product candidates and any future product candidates, if approved for commercial use;

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the timing and amount of any option exercised, milestone, royalty or other payments we may or may not receive pursuant to any current or future collaboration or license agreement, including under the GSK Collaboration Agreement;

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our ability to maintain existing, and establish new, strategic collaborations, licensing or other arrangements and the financial terms of any such agreements, including our GSK Collaboration Agreement, our Clinical Trial Collaboration and Supply Agreements with Pfizer Inc., our Amgen CTCSA, our License Agreement with Novartis and our Option and License Agreement with Cancer Research United Kingdom and University of Manchester;

•	the timing of commencement of future nonclinical studies and clinical trials and research and development programs;

•	our ability to acquire, discover, develop and advance product candidates into, and successfully complete, clinical trials;

•	our intentions and our ability to establish collaborations and/or partnerships;

•	the timing or likelihood of regulatory filings and approvals for our product candidates;

•	our commercialization, marketing and manufacturing capabilities and expectations;

•	our intentions with respect to the commercialization of our product candidates;

•	the pricing and reimbursement of our product candidates, if approved;

•	the implementation of our business model and strategic plans for our business, product candidates and technology platforms, including additional indications for which we may pursue;

•	the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates, including the projected terms of patent protection;

•	our potential involvement in lawsuits in connection with enforcing our intellectual property rights;

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our potential involvement in third party interference, opposition, derivation or similar proceedings with respect to our patent rights and other challenges to our patent rights and patent infringement claims;

•	estimates of our expenses, future revenue, capital requirements, our needs for additional financing and our ability to obtain additional capital;

•	our expectations regarding the completion of, and use of proceeds from, this offering;

•	our future financial performance;

•	developments and projections relating to our competitors and our industry, including competing therapies and procedures; and

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other risks and uncertainties, including those listed under the caption “Risk Factors” in this prospectus supplement and under the heading “Risk Factors” included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023.

These forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate and management’s beliefs and assumptions and are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in, or incorporated by reference in, this prospectus supplement may turn out to be inaccurate. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and the discussion in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, in each of “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Potential investors are urged to consider these factors carefully in evaluating the forward-looking statements. These forward-looking statements speak only as of the date of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, and any free writing prospectus, as applicable. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus supplement. See “Where You Can Find More Information; Incorporation by Reference.”

Market and Industry Data

This prospectus supplement and the documents incorporated by reference herein contain estimates, projections and other information concerning our industry and our business, as well as data regarding market research, estimates and forecasts prepared by our management. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from the same sources, unless otherwise expressly stated or the context otherwise requires.

This industry, business, market and other information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We have not independently verified any third-party information and cannot assure you of its accuracy or completeness. Although we are responsible for all of the disclosure contained in this prospectus supplement and the documents incorporated by reference herein and we believe the market position, market opportunity, market size and other information included in this prospectus supplement and the documents incorporated by reference herein is reliable, such information is inherently imprecise. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus supplement and the documents incorporated by reference herein. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

Use of Proceeds

We estimate that the net proceeds to us from the sale of 5,000,000 shares of common stock and pre-funded warrants to purchase 319,150 shares of common stock offered by us in this offering will be approximately $117.0 million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters exercise their option to purchase additional shares in full, we estimate that our net proceeds will be approximately $134.7 million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We currently intend to use our existing cash, cash equivalents and short-term and long-term marketable securities together with the net proceeds from this offering to fund (i) ongoing clinical development of darovasertib and crizotinib, as combination therapy in MUM, including our Phase 2/3 potential registrational clinical trial, as well as our Phase 2 clinical trial to evaluate darovasertib as neoadjuvant and adjuvant therapy in primary uveal melanoma and a Phase 2 expansion of darovasertib and crizotinib combination in metastatic cutaneous melanoma, (ii) preparation for potential commercial launch of darovasertib for MUM, subject to FDA approval, including enhancing capabilities for a U.S. commercial launch, support for a European commercial launch, and building initial general and administrative commercial operations, (iii) ongoing clinical development of IDE397 in a Phase 1/2 clinical trial, as monotherapy in patients having tumors with MTAP-deletion in NSCLC, bladder cancer and other solid tumors, and our share of costs for evaluation of IDE397 in collaboration with Amgen, in combination with AMG 193 (iv) ongoing clinical development of IDE161 targeting PARG in a Phase 1/2 clinical trial for patients having HRD, including in ER+, Her2- HRD breast cancer patients, HRD ovarian cancer patients and patients having other HRD solid tumors, (v) additional potential clinical trials for the combination of IDE397 or IDE161 with other therapies, (vi) preclinical and clinical development of other product candidates in our research pipeline, including our share of costs for our Werner Helicase program under the GSK Collaboration Agreement and (vii) our research platform enabling identification and validation of precision medicine targets and biomarkers, and drug discovery research and development activities. We currently intend to use the remainder of the net proceeds for working capital and for other general corporate purposes.

We may also use a portion of the net proceeds to in-license, acquire or invest in complementary businesses or products. However, we currently have no agreements or commitments to complete any such transaction.

This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the actual amounts that we will spend on the uses set forth above. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

Pending the application of the net proceeds as set forth above, we intend to invest the net proceeds in interest-bearing, investment-grade securities, certificates of deposit or government securities.

Dividend Policy

We have never declared or paid cash dividends on our capital stock. We intend to retain all available funds and any future earnings, if any, to fund the development and expansion of our business, and we do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to dividend policy will be made at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects and other factors our board of directors might deem relevant.

Description of Pre-Funded Warrants

The following is a brief summary of certain terms and conditions of the pre-funded warrants being offered in this offering. The following description is subject in all respects to the provisions contained in the pre-funded warrants.

Form

The pre-funded warrants will be issued as individual warrant agreements to the purchasers. The form of pre-funded warrant will be filed as an exhibit to a Current Report on Form 8-K that we will file with the SEC.

Term

The pre-funded warrants will not expire until they are fully exercised.

Exercisability

The pre-funded warrants are exercisable at any time until they are fully exercised. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice and payment of the exercise price. No fractional shares of common stock will be issued in connection with the exercise of a pre-funded warrant. The holder of the pre-funded warrants may also satisfy its obligation to pay the exercise price through a “cashless exercise,” in which the holder receives the net value of the pre-funded warrant in shares of common stock determined according to the formula set forth in the pre-funded warrant.

Exercise Limitations

We may not effect the exercise of any pre-funded warrant, and a holder will not be entitled to exercise any portion of any pre-funded warrant that, upon giving effect to such exercise, would cause: (i) the aggregate number of shares of common stock beneficially owned by such holder (together with its affiliates) to exceed 4.99% or 9.99%, as applicable, of the number of shares of common stock outstanding immediately after giving effect to the exercise; or (ii) the combined voting power of our securities beneficially owned by such holder (together with its affiliates) to exceed 4.99% or 9.99%, as applicable, of the combined voting power of all of our securities outstanding immediately after giving effect to the exercise, as such percentage ownership is set forth in accordance with the terms of the pre-funded warrants. However, any holder of a pre-funded warrant may increase or decrease such percentage upon at least 61 days’ prior written notice from the holder to us.

Antidilution and Other Adjustments

The exercise price of the pre-funded warrants for shares of common stock to be issued upon the exercise of the pre-funded warrants is $0.0001 per share. The exercise price of the pre-funded warrants and the number of shares of common stock issuable upon exercise of the pre-funded warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our shares of common stock, as well as upon any distribution of assets, including cash, stock or other property, to our stockholders. The exercise price of the pre-funded warrants will not be adjusted below the par value per share of our common stock.

Subject to applicable laws, the pre-funded warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing

We do not intend to list the pre-funded warrants on the Nasdaq Global Select Market, any other national securities exchange or any other nationally recognized trading system.

Fundamental Transactions

Upon the consummation of a fundamental transaction (as described in the pre-funded warrants, and generally including any reorganization, recapitalization or reclassification of shares of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of the outstanding shares of our common stock, or any person or group becoming the beneficial owner of 50% of the voting power of the outstanding shares of our common stock), the holders of the pre-funded warrants will be entitled to receive, upon exercise of the pre-funded warrants, the kind and amount of securities, cash or other property that such holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction, without regard to any limitations on exercise contained in the pre-funded warrants. Notwithstanding the foregoing, in the event of a fundamental transaction where the consideration consists solely of cash, solely of marketable securities or a combination of cash and marketable securities, then each pre-funded warrant shall automatically be deemed to be exercised in full in a cashless exercise effective immediately prior to and contingent upon the consummation of such fundamental transaction.

No Rights as a Stockholder

Except by virtue of such holder’s ownership of shares of our common stock, the holder of a pre-funded warrant does not have the rights or privileges of a holder of shares of our common stock, including any voting rights, until such holder exercises the pre-funded warrant.

Dilution

If you invest in our common stock or pre-funded warrants in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our common stock or per pre-funded warrant to purchase our common stock and the as-adjusted net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of June 30, 2023 was $501.6 million, or $8.73 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of June 30, 2023. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering.

After giving effect to the sale of 5,000,000 shares of common stock and pre-funded warrants to purchase 319,150 shares of common stock in this offering by us at the public offering price of $23.50 per share and $23.4999 per pre-funded warrant (which equals the price per share at which the shares of common stock are being sold to the public in this offering, minus the $0.0001 per share exercise price of each such pre-funded warrant) (and excluding shares of common stock issued upon exercise of the pre-funded warrants or any resulting accounting associated therewith), and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our as-adjusted net tangible book value as of June 30, 2023 would have been $618.6 million, or $9.91 per share. This represents an immediate increase in net tangible book value of $1.18 per share to existing stockholders and an immediate dilution of $13.59 per share to investors participating in this offering, as illustrated in the following table:

Public offering price per share		$23.50

Historical net tangible book value per share as of June 30, 2023	$8.73

Increase in net tangible book value per share attributable to this offering	1.18

As-adjusted net tangible book value per share after giving effect to this offering		9.91

Dilution per share to new investors participating in this offering[1]		$13.59

If the underwriters exercise in full their option to purchase additional shares, as adjusted net tangible book value after this offering would increase to $10.06 per share, and there would be an immediate dilution of $13.44 per share to new investors.

To the extent that outstanding options with an exercise price per share that is less than the as adjusted net tangible book value per share are exercised, new investors will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

[1]	Dilution per share to purchasers of our pre-funded warrants is substantially the same as dilution per share to purchasers of shares of our common stock.

In addition, the foregoing calculations exclude the following shares as of June 30, 2023:

•	319,150 shares of common stock issuable upon the exercise of the pre-funded warrants we are offering in lieu of shares of common stock to certain investors;

•	1,036,421 shares of our common stock sold through our “at the market offerings” under the 2023 Sales Agreement after June 30, 2023 at a weighted-average sales price of $26.27;

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2,020,270 shares of our common stock issuable upon the exercise of pre-funded warrants to purchase our common stock issued in an underwritten public follow-on offering completed by us on April 27, 2023, at a public offering price of $18.4999 per underlying share;

•	7,138,527 shares of our common stock issuable upon the exercise of stock options that were outstanding as of June 30, 2023, with a weighted average exercise price of $14.64 per share;

•	127,500 shares of our common stock issuable upon the exercise of stock options granted after June 30, 2023, with a weighted-average exercise price of $23.66 per share;

•	699,800 shares of our common stock reserved for issuance pursuant to future awards under our 2023 Employment Inducement Award Plan;

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656,992 shares of common stock reserved for issuance pursuant to future awards under our 2019 Incentive Award Plan, as well as any automatic increases in the number of shares of our common stock reserved for future issuance under this plan; and

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1,346,300 shares of common stock reserved for issuance pursuant to future awards under our 2019 Employee Stock Purchase Plan, as well as any automatic increases in the number of shares of our common stock reserved for future issuance under this plan.

To the extent that any options or pre-funded warrants are exercised, new options are issued or we otherwise issue additional shares of common stock in the future at a price less than the public offering price, there may be further dilution to purchasers of our common stock or pre-funded warrants in this offering.

Material U.S. Federal Income Tax Consequences

The following discussion is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of our common stock and pre-funded warrants, which we refer to collectively as the “Securities,” issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. No Non-U.S. Holders were offered or sold pre-funded warrants to purchase shares of our common stock in this offering. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the Securities. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of the Securities.

This discussion is limited to holders that hold the Securities as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons holding the Securities as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies and other financial institutions;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell the Securities under the constructive sale provisions of the Code;

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persons subject to special tax accounting rules as a result of any item of gross income with respect to the stock being taken into account in an “applicable financial statement” (as defined in the Code);

•	persons who hold or receive the Securities pursuant to the exercise of any employee stock option or otherwise as compensation;

•	tax-qualified retirement plans; and

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.

If an entity treated as a partnership for U.S. federal income tax purposes holds the Securities, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding the Securities and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SECURITIES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Treatment of Pre-funded Warrants

Although not free from doubt, a pre-funded warrant should be treated as a share of our common stock for U.S. federal income tax purposes, and a holder of pre-funded warrants should generally be taxed in the same manner as a holder of common stock, as described below. Accordingly, no gain or loss should be recognized (other than with respect to cash paid in lieu of a fractional share) upon the exercise of a pre-funded warrant (except in the case of a cashless exercise, the treatment of which for U.S. federal income tax purposes is not clear) and, upon exercise, the holding period of a pre-funded warrant should carry over to the share of common stock received. Similarly, the tax basis of the pre-funded warrant should carry over to the share of common stock received upon exercise, increased by the exercise price of $0.0001. The discussion below assumes the characterization described above is respected for U.S. federal income tax purposes. Holders should consult their tax advisors regarding the risks associated with the acquisition of pre-funded warrants pursuant to this offering (including alternative characterizations).

Tax Considerations Applicable to U.S. Holders

Definition of a U.S. Holder

For purposes of this discussion, a “U.S. Holder” is any beneficial owner of the Securities that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more United States persons (within the meaning of Section 7701(a)(30) of the Code), or (2) has made a valid election under applicable Treasury Regulations to continue to be treated as a United States person for U.S. federal income tax purposes.

Distributions

As described in the section of this prospectus titled “Dividend Policy,” we have never declared or paid cash dividends on our capital stock, and we do not anticipate paying any cash dividends in the foreseeable future. However, if we do make distributions on our common stock, such distributions of cash or property on our common stock will constitute dividends to the extent paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Dividends received by a corporate U.S. Holder may be eligible for a dividends received deduction, subject to applicable limitations. Dividends received by certain non-corporate U.S. Holders, including individuals, are generally taxed at the lower applicable capital gains rate provided certain holding period and other requirements are satisfied. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital and first be applied against and reduce a U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Sale or Other Taxable Disposition.”

Sale or Other Taxable Disposition

Upon the sale, exchange or other taxable disposition of the common stock or pre-funded warrants, a U.S. Holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon the sale, exchange or other taxable disposition and (ii) such U.S. Holder’s adjusted tax basis in the common stock or pre-funded warrant. Such capital gain or loss will be long- term capital gain or loss if the U.S. Holder’s holding period in such common stock or pre-funded warrant is more than one year at the time of the sale, exchange or other taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be subject to reduced rates of U.S. federal income tax. The deductibility of capital losses is subject to certain limitations.

Constructive Dividends on Pre-funded Warrants

A holder of a pre-funded warrant may, in some circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the non-occurrence of an adjustment to the exercise price or number of shares of common stock issuable upon exercise of the pre-funded warrant. U.S. Holders should consult their tax advisors regarding the proper treatment of any adjustments to the pre-funded warrants.

Information Reporting and Backup Withholding

A U.S. Holder may be subject to information reporting and backup withholding when such holder receives payments on the common stock or pre-funded warrants (including constructive dividends) or receives proceeds from the sale or other taxable disposition of common stock or pre-funded warrants. Certain U.S. Holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and such holder:

•	fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•	furnishes an incorrect taxpayer identification number;

•

is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Considerations Applicable to Non-U.S. Holders

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of the Securities that is neither a U.S. Holder nor an entity treated as a partnership for U.S. federal income tax purposes.

Distributions

As described in the section of this prospectus titled “Dividend Policy,” we have never declared or paid cash dividends on our capital stock, and we do not anticipate paying any cash dividends in the foreseeable future. However, if we do make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Sale or Other Taxable Disposition.” Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of the withholding rules discussed below we or the applicable withholding agent may treat the entire distribution as a dividend.

Subject to the discussion below regarding effectively connected income, dividends paid to a Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable tax treaties.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to U.S. persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

A Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•	our common stock constitutes a U.S. real property interest, or a USRPI, by reason of our status as a U.S. real property holding corporation, or a USRPHC, for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to U.S. persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our common stock, which gain may be offset by certain U.S.-source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition of our common stock by a Non-U.S. Holder will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.

Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends on our common stock will not be subject to backup withholding, provided the Non-U.S. Holder certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our common stock paid to the Non-U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above or the Non-U.S. Holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker that does not have certain enumerated relationships with the United States generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, and, subject to the proposed Treasury Regulations discussed below, gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of our common stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

Underwriting

We are offering the shares of common stock and pre-funded warrants described in this prospectus supplement through a number of underwriters. J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, Jefferies LLC and RBC Capital Markets LLC are acting as joint book-running managers of the offering and as representatives of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of common stock and pre-funded warrants listed next to its name in the following table:

Name	Number of shares	Number of Warrants
J.P. Morgan Securities LLC	1,875,000	119,681
Goldman Sachs & Co. LLC	1,500,000	95,745
Jefferies LLC	1,125,000	71,809
RBC Capital Markets, LLC	500,000	31,915

Total	5,000,000	319,150

The underwriters are committed to purchase all the shares of common stock and pre-funded warrants offered by us if they purchase any shares or pre-funded warrants. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The underwriters propose to offer the shares of common stock and pre-funded warrants directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $0.846 per share. After the initial offering of the securities to the public, if all of the securities are not sold at the public offering price, the underwriters may change the offering price and the other selling terms. Sales of any securities made outside of the United States may be made by affiliates of the underwriters.

The underwriters have an option to buy up to 797,872 additional shares of common stock from us to cover sales of shares by the underwriters, which exceed the number of shares specified in the table above. The underwriters have 30 days from the date of this prospectus supplement to exercise this option to purchase additional shares. If any shares are purchased with this option to purchase additional shares, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock, or the public offering price per pre-funded warrant less the amount paid by the underwriters to us per pre-funded warrant, as the case may be. The underwriting fee is $1.41 per share of common stock and per pre-funded warrant. The following table shows the per share and per pre-funded warrant and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Without exercise of option to purchase additional shares	With full exercise of option to purchase additional shares
Per share	$1.41	$1.41
Per pre-funded warrant	$1.41	$1.41

Total	$7,500,001.50	$8,625,001.02

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $460,000. We also have agreed to reimburse the underwriters for certain of their expenses in an amount up to $25,000.

A prospectus supplement in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed with the underwriters that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with the Securities and Exchange Commission, or SEC, a registration statement under the Securities Act relating to, any shares of our common stock or any securities convertible into or exercisable or exchangeable for any shares of our common stock, or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of any shares of common stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of common stock or such other securities, in cash or otherwise), in each case without the prior written consent of J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, Jefferies LLC and RBC Capital Markets LLC, on behalf of the underwriters for a period of 60 days after the date of this prospectus supplement, other than the shares of our common stock and pre-funded warrants to be sold hereunder and the delivery of shares of our common stock upon exercise of the pre-funded warrants, any shares of our common stock issued upon the exercise of options granted under our existing stock-based compensation plans, shares of our common stock issued in connection with mergers, acquisitions or commercial or strategic transactions not to exceed 5% of the number of shares of our common stock outstanding immediately after the issuance and sale of the shares offered hereby and the issuance and delivery of shares of our common stock pursuant to the exercise of outstanding pre-funded warrants.

Our directors and executive officers have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons or entities, with limited exceptions and for a period of 60 days, after the date of this prospectus supplement, may not, without the prior written consent of J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, Jefferies LLC and RBC Capital Markets LLC, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such directors, executive officers and stockholders in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock.

The restrictions described in the immediately preceding paragraph are subject to specified exceptions, including among other items:

•

transfers of shares of our common stock or any security convertible into or exchangeable for our common stock as a bona fide gift or gifts; to any trust for the direct or indirect benefit of the locked-up party or their immediate family; to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the locked-up party or their immediate family; by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the locked-up party, in each case provided that (i) any shares or securities transferred remain subject to the restrictions set forth in the lock-up agreement, and (ii) that no public filing (other than on Schedule 13D, 13F or 13G that is required to be filed during the Restricted Period, or, in the case of bona fide gift or gifts only, a filing on Form 4 during the Restricted Period that clearly indicates the applicable circumstances), or other public announcement shall be made during the restricted period in connection with such transfer;

•

transfers of shares of our common stock or any security convertible into or exchangeable for our common stock by a locked-up party that is a corporation, partnership, limited liability company or other entity to its partners, members or stockholders, or to any investment fund or other entity it controls or manages, in each case provided that (i) any shares or securities transferred remain subject to the restrictions set forth in the lock-up agreement, and (ii) that no public filing (other than on Schedule 13D, 13F or 13G that is required to be filed during the Restricted Period), or other public announcement be made during the restricted period in connection with such transfer;

•

the issuance by us of shares of our common stock upon the exercise of an option granted under any equity incentive plan, stock purchase plan or other equity award plan described in this prospectus supplement or the accompanying prospectus supplement, or incorporated by reference herein or therein, either through cash or cashless exercise, provided that (i) the underlying shares continue to be subject to the restrictions set forth in the lock-up agreement, and (ii) that no public filing or announcement be made reporting a reduction in the aggregate beneficial ownership of the locked-up party’s shares (other than on Schedule 13D, 13F, or 13G that is required to be filed during the Restricted Period), and that any other public filing or announcement made pursuant to this exception briefly note the applicable circumstances;

•

transfers or dispositions of shares of our common stock acquired in this offering or in open market transactions after the closing of this offering, provided that no public filing (other than on Schedule 13D, 13F or 13G that is required to be filed during the Restricted Period), or other public announcement be made during the restricted period in connection with such transfer or disposition;

•

the establishment of a trading plan pursuant to Rule 10b5-1, or a 10b5-1 Plan, promulgated under the Securities Exchange Act of 1934 for the transfer of common stock, provided that such plan does not provide for any transfers during the restricted period, and that no public filing or other announcement be made in connection with the establishment of such plan (except as required by law or regulation, in which case such required filing must include a statement to the effect that no transfers may be made pursuant to such 10b5-1 Plan during the Restricted Period);

•

transfers to us of shares of our common stock pursuant to any contractual arrangement that provides us with an option to repurchase such shares in connection with the termination of the locked-up party’s employment or service relationship with us, or to us in connection with the vesting, settlement or exercise of restricted stock units, options, warrants or other rights to purchase shares of our common stock (including “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments, provided that in each case, any filing made in connection with such transfer clearly indicate the applicable circumstances;

•

transfers of shares of our common stock by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement or other court order, provided that the recipient executes and delivers to J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, Jefferies LLC and RBC Capital Markets LLC a lock-up agreement in the form attached as an exhibit to the underwriting agreement;

•

the sale, disposal or transfer of shares of our common stock to a bona fide third party pursuant to a tender offer for securities of the Company or any merger, consolidation or other business combination involving a change of control that has been approved by our board of directors, provided that in the event that such transaction is not completed, the shares continue to be subject to the restrictions set forth in the lock-up agreement; and

•

the sale, transfer or disposal of shares of our common stock pursuant to an existing 10b5-1 Plan that was disclosed to the representatives, provided that any filing under Section 16 of the Exchange Act made in connection with such sales shall disclose the nature of such sale or transfer.

The representatives, in their sole discretion, may release the securities subject to the lock-up agreements described above in whole or in part at any time with or without notice.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

In connection with this offering, the underwriters may engage in stabilizing transactions, which involve making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involve the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the Nasdaq Global Select Market, in the market or otherwise.

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. Jefferies LLC is the sales agent under our Open Market Sale Agreement, or the Sale Agreement, dated June 26, 2023, between us and Jefferies LLC. Under the Sale Agreement, we may offer and sell, from time to time, shares of our common stock through Jefferies LLC through an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

Our shares are quoted on the Nasdaq Global Select Market under the symbol “IDYA.” We do not intend to list the pre-funded warrants on the Nasdaq Global Select Market or any other national securities exchange or nationally recognized trading system.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area, each a Relevant State, no securities have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus supplement in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of securities may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(i)	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(ii)	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

(iii)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall require us or any underwriter to publish a prospectus supplement pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus supplement pursuant to Article

23 of the Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and us that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any securities being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any securities to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any shares of common stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to Prospective Investors in the United Kingdom

No securities have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus supplement in relation to the securities which (i) has been approved by the Financial Conduct Authority, or (ii) is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provision in Regulation 74 of the Prospectus (Amendment etc.) (EU Exit) Regulations 2019, except that the securities may be offered to the public in the United Kingdom at any time:

(i)	to any legal entity which is a qualified investor as defined under Article 2 of the U.K. Prospectus Regulation;

(ii)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the U.K. Prospectus Regulation), subject to obtaining the prior consent of the representatives of the underwriters for any such offer; or

(iii)	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000, as amended, or the FSMA,

provided that no such offer of the securities shall require our company or any underwriter to publish a prospectus supplement pursuant to Section 85 of the FSMA or supplement a prospectus supplement pursuant to Article 23 of the U.K. Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities and the expression “U.K. Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as relevant persons), or (iii) other persons to whom an invitation or inducement to engage in investment activity

(within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any notes may otherwise lawfully be communicated or caused to be communicated.

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

Notice to Prospective Investors in Hong Kong

The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong), or the SFO, of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong, or the CO, or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to Prospective Investors in Japan

The securities have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the securities nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus supplement within the meaning of, and has been prepared without regard to the disclosure standards for issuing prospectus supplements under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectus supplements under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

Notice to Prospective Investors in Singapore

Each underwriter has acknowledged that this prospectus supplement and the accompanying prospectus has not been registered as a prospectus supplement with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any securities or caused the securities to be made the subject of an invitation for subscription or purchase and will not offer or sell any securities or cause the securities to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement and the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities, whether directly or indirectly, to any person in Singapore other than:

(a)	to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time, or the SFA) pursuant to Section 274 of the SFA;

(b)	to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(c)	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore SFA Product Classification—In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of securities, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the securities are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Australia

This prospectus supplement:

•	does not constitute a disclosure document or a prospectus supplement under Chapter 6D.2 of the Corporations Act 2001 (Cth), or the Corporations Act;

•

has not been, and will not be, lodged with the Australian Securities and Investments Commission, or ASIC, as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

•

may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act, or the Exempt Investors.

The securities may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the securities may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any securities may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the securities, you represent and warrant to us that you are an Exempt Investor.

As any offer of securities under this prospectus supplement will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the securities you undertake to us that you will not, for a period of 12 months from the date of issue of the securities, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Notice to Prospective Investors in the Dubai International Financial Centre, or DIFC

This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority, or the DFSA. This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement or the accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement or the accompanying prospectus. The securities to which this prospectus supplement and the accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement and the accompanying prospectus you should consult an authorized financial advisor.

In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to Prospective Investors in Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus supplement requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the United Arab Emirates

The securities have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the DIFC) other than in compliance with the laws of the United Arab Emirates (and the DIFC) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the DIFC) and is not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the DFSA.

Notice to Prospective Investors in Bermuda

The securities may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda, which regulates the sale of securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation.

Notice to Prospective Investors in Saudi Arabia

This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations as issued by the board of the Saudi Arabian Capital Market Authority, or CMA, pursuant to resolution number 2-11-2004 dated 4 October 2004 as amended by resolution number 1-28-2008, as amended. The CMA does not make any representation as to the accuracy or completeness of this document and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document, you should consult an authorized financial adviser.

Notice to Prospective Investors in the British Virgin Islands

The securities are not being, and may not be offered to the public or to any person in the British Virgin Islands for purchase or subscription by or on behalf of us. The shares may be offered to companies incorporated under the BVI Business Companies Act, 2004 (British Virgin Islands), or BVI Companies, but only where the offer will be made to, and received by, the relevant BVI Company entirely outside of the British Virgin Islands. This prospectus supplement and the accompanying prospectus have not been, and will not be, registered with the Financial Services Commission of the British Virgin Islands. No registered prospectus has been or will be prepared in respect of the securities for the purposes of the Securities and Investment Business Act, 2010 or the Public Issuers Code of the British Virgin Islands.

Notice to Prospective Investors in China

This prospectus supplement will not be circulated or distributed in the People’s Republic of China, or the PRC, and the securities will not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly to any residents of the PRC except pursuant to any applicable laws and regulations of the PRC. Neither this prospectus supplement nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with applicable laws and regulations.

Notice to Prospective Investors in Korea

The securities have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea, or the FSCMA, and the decrees and regulations thereunder and the securities have been and will be offered in Korea as a private placement under the FSCMA. None of the securities may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea, or the FETL, and the decrees and regulations thereunder. The securities have not been listed on any securities exchanges in Korea, including, without limitation, the Korea Exchange in Korea. Furthermore, the purchaser of the shares shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the securities. By the purchase of the securities, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the securities pursuant to the applicable laws and regulations of Korea.

Notice to Prospective Investors in Malaysia

No prospectus or other offering material or document in connection with the offer and sale of the securities has been or will be registered with the Securities Commission of Malaysia, or the Commission, for the Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission, (ii) a holder of a Capital Markets Services Licence, (iii) a person who acquires the securities, as principal, if the offer is on terms that the securities may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction, (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual, (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months, (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months, (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts, (viii) a partnership with total net assets exceeding RM10 million

(or its equivalent in foreign currencies), (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010, (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010 and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the securities is made by a holder of a Capital Markets Services Licence who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus supplement is subject to Malaysian laws. This prospectus supplement does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.

Notice to Prospective Investors in Taiwan

The securities have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the securities in Taiwan.

Notice to Prospective Investors in South Africa

Due to restrictions under the securities laws of South Africa, no “offer to the public” (as such term is defined in the South African Companies Act, No. 71 of 2008, or the South African Companies Act, as amended or re-enacted) is being made in connection with the issue of the securities in South Africa. Accordingly, this document does not, nor is it intended to, constitute a “registered prospectus” (as that term is defined in the South African Companies Act) prepared and registered under the South African Companies Act and has not been approved by, and/or filed with, the South African Companies and Intellectual Property Commission or any other regulatory authority in South Africa. The securities are not offered, and the offer shall not be transferred, sold, renounced or delivered, in South Africa or to a person with an address in South Africa, unless one or other of the following exemptions stipulated in section 96 (1) applies:

Section 96(1)(a) the offer, transfer, sale, renunciation or delivery is to:

(i)	persons whose ordinary business, or part of whose ordinary business, is to deal in securities, as principal or agent;

(ii)	the South African Public Investment Corporation;

(iii)	persons or entities regulated by the Reserve Bank of South Africa;

(iv)	authorized financial service providers under South African law;

(v)	financial institutions recognized as such under South African law;

(vi)	a wholly-owned subsidiary of any person or entity contemplated in (c), (d) or (e), acting as agent in the capacity of an authorized portfolio manager for a pension fund, or as manager for a collective investment scheme (in each case duly registered as such under South African law); or

(vii)	any combination of the persons listed in (i) to (vi); or

Section 96 (1)(b) the total contemplated acquisition cost of the securities, for any single addressee acting as principal is equal to or greater than ZAR1,000,000 or such higher amount as may be promulgated by notice in the Government Gazette of South Africa pursuant to Section 96(2)(a) of the South African Companies Act.

Information made available in this prospectus supplement should not be considered as “advice” as defined in the South African Financial Advisory and Intermediary Services Act, 2002.

Notice to Prospective Investors in Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement and the accompanying prospectus are being distributed only to, and is directed only at, and any offer of the shares of common stock is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Legal Matters

The validity of the issuance of our common stock and pre-funded warrants offered in this prospectus supplement will be passed upon for us by Latham & Watkins LLP, Menlo Park, California. Davis Polk & Wardwell LLP, Menlo Park, California, is acting as counsel for the underwriters in connection with this offering.

Experts

The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information; Incorporation by Reference

Available Information

We filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock or pre-funded warrants offered hereby. This prospectus supplement and the accompanying prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed with the registration statement. For further information about us and the common stock offered hereby, we refer you to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, are required to file periodic reports, proxy statements and other information with the SEC. We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov.

Incorporation by Reference

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act, with the SEC with respect to the securities being offered pursuant to this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus omit certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus supplement and the accompanying prospectus. Statements in this prospectus supplement and the accompanying prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Additional Information.” The documents we are incorporating by reference are (other than those documents or the portions of those documents not deemed to be filed):

•	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 7, 2023;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023 filed with the SEC on May 9, 2023 and August 10, 2023, respectively;

•

the information specifically incorporated by reference into our Annual Report on  Form 10-K for the year ended December 31, 2022, from our Definitive Proxy Statement on  Schedule 14A, filed with the SEC on April 14, 2023;

•

our Current Reports on Form 8-K  filed with the SEC on March  13, 2023, April 24, 2023, April  24, 2023 (only with respect to Item 8.01), April  27, 2023, May 16, 2023, June  6, 2023, June  9, 2023, June  30, 2023, July  3, 2023, September  26, 2023, October  23, 2023 and October 24, 2023 (only with respect to Item 8.01); and

•

all documents filed by IDEAYA Biosciences, Inc. under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, that are filed (excluding, however, information we furnish to the SEC) (i) by us after the date of the initial registration statement and prior to its effectiveness and (ii) by us after the date of this prospectus and prior to the termination of any offering under this registration statement.

Any statement contained in this prospectus supplement and the accompanying prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement and the accompanying prospectus, any applicable prospectus supplement and any related free writing prospectus or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus supplement and the accompanying prospectus.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement and the accompanying prospectus is delivered a copy of the documents incorporated by reference into this prospectus supplement. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus supplement and the accompanying prospectus, at no cost by writing or telephoning us at the following:

IDEAYA Biosciences, Inc.

7000 Shoreline Court, Suite 350

South San Francisco, California 94080

(650) 443-6209

Attention: Investor Relations

You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on the “Investors” page of our website at www.ideayabio.com. Other than such documents, information contained on our website is not incorporated by reference into this prospectus supplement and the accompanying prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus supplement or the accompanying prospectus.

This prospectus supplement and the accompanying prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

PROSPECTUS

IDEAYA Biosciences, Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may offer and sell the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About This Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE SECTION ENTITLED “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “IDYA.” On June 23, 2023, the last reported sale price of our common stock on the Nasdaq Global Select Market was $24.48 per share. None of the other securities we may offer are currently traded on any securities exchange. The applicable prospectus supplement and any related free writing prospectus will contain information, where applicable, as to any other listing on the Nasdaq Global Select Market or any securities market or exchange of the securities covered by the prospectus supplement and any related free writing prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 26, 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, using a “shelf” registration process. By using an automatic shelf registration statement, we may sell securities from time to time and in one or more offerings as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable; provided that, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

Neither we, nor any agent, underwriter or dealer have authorized anyone to provide you with any information or to make any representations other than those contained in, or incorporated by reference into, this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and any agent, underwriter or dealer take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “IDEAYA,” “we,” “our,” “us” and the “company” in this prospectus, we mean IDEAYA Biosciences, Inc., unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

IDEAYA®, IDEAYA™ and our logo are some of our trademarks used in this prospectus. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, our trademarks and tradenames referred to in this prospectus appear without the ® or ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and tradenames.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is www.ideayabio.com. The information on, or accessible through, our website, however, is not, and should not be deemed to be, a part of this prospectus or any prospectus supplement. We have included our website address as an inactive textual reference only.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided above. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus forms a part or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 7, 2023;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 9, 2023;

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the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 14, 2023;

•	our Current Reports on Form 8-K filed with the SEC on March 13, 2023, April 24, 2023, April 24, 2023 (only with respect to Item 8.01), April 27, 2023, May 16, 2023, June 6, 2023 and June 9, 2023; and

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the description of our common stock contained in our “Description of the Registrant’s Securities Registered pursuant to Section 12 of the Securities Exchange Act of 1934” filed as Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2022 and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

IDEAYA Biosciences, Inc.

7000 Shoreline Court, Suite 350

South San Francisco, California 94080

(650) 443-6209

Attention: Investor Relations

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

ABOUT IDEAYA

We are a precision medicine oncology company committed to the discovery and development of targeted therapeutics for patient populations selected using molecular diagnostics.

We were founded in June 2015 as a Delaware corporation. Our principal executive offices are located at 7000 Shoreline Court, Suite 350, South San Francisco, California 94080, and our telephone number is (650) 443-6209. Our website address is www.ideayabio.com. The information on, or that can be accessed through, our website is not part of this prospectus and is not incorporated by reference herein. We have included our website address as an inactive textual reference only.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors, uncertainties and assumptions discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business, financial condition, results of operations and prospects.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following summary describes our capital stock and the material provisions of our amended and restated certificate of incorporation, our amended and restated bylaws and of the Delaware General Corporation Law, or the DGCL. Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to the full text of our amended and restated certificate of incorporation and amended and restated bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part. We encourage you to read those documents and the DGCL carefully.

General

Our amended and restated certificate of incorporation authorizes 300,000,000 shares of common stock, $0.0001 par value per share.

Common Stock

Voting Rights

Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the voting shares are able to elect all of the directors. In addition, the affirmative vote of holders of 66-2/3% of the voting power of all of the then outstanding voting stock is required to take certain actions, including amending certain provisions of our amended and restated certificate of incorporation, such as the provisions relating to amending our amended and restated bylaws, the classified board and director liability.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences

Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock that we may designate in the future.

Fully Paid and Nonassessable

All outstanding shares of common stock are fully paid and non-assessable.

Transfer Agent

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, New York 11219.

Dividend

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Undesignated Preferred Stock

Under our amended and restated certificate of incorporation, our board of directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock, $0.0001 par value per share, in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action. No shares of preferred stock are outstanding, and we have no present plan to issue any shares of preferred stock.

Warrants

In April 2023, in an underwritten public offering of our common stock, we issued and sold, in lieu of common stock for certain investors, pre-funded warrants to purchase shares of common stock to the underwriters, at a public offering price of $18.4999 per underlying share, before underwriting discounts and commissions. 2,020,270 shares of common stock are issuable upon the exercise of the pre-funded warrants. Each pre-funded warrant is exercisable, at a nominal exercise price of $0.0001 per pre-funded warrant, until fully exercised, subject to an ownership limitation. The material terms and provisions of the pre-funded warrants are described in the form of pre-funded warrant, which was filed with the SEC as an exhibit to our Current Report on Form 8-K filed on April 27, 2023.

Anti-Takeover Effects of Provisions of Our Amended and Restated Certificate of Incorporation, Our Amended and Restated Bylaws and Delaware Law

Some provisions of Delaware law and our amended and restated certificate of incorporation and our amended and restated bylaws contain provisions that could make the following transactions more difficult: acquisition of us by means of a tender offer; acquisition of us by means of a proxy contest or otherwise; or removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL, which prohibits persons deemed “interested stockholders” from engaging in a “business combination” with a publicly-held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, beneficially owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, such as discouraging takeover attempts that might result in a premium over the market price of our common stock.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company.

Special Stockholder Meetings

Our amended and restated bylaws provide that a special meeting of stockholders may be called by our board of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

Elimination of Stockholder Action by Written Consent

Our amended and restated certificate of incorporation and our amended and restated bylaws eliminate the right of stockholders to act by written consent without a meeting.

Classified Board; Election and Removal of Directors; Filling Vacancies

Our board of directors is divided into three classes. The directors in each class serve for a three-year term, one class being elected each year by our stockholders, with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the shares of common stock outstanding are able to elect all of our directors. Our amended and restated certificate of incorporation provides for the removal of any of our directors only for cause and requires a stockholder vote by the holders of at least a 66-2/3% of the voting power of the then outstanding voting stock. Furthermore, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of the board, may only be filled by a resolution of the board of directors unless the board of directors determines that such vacancies shall be filled by the stockholders. This system of electing and removing directors and filling vacancies may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Choice of Forum

Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for: any state law derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the DGCL; or any action asserting a claim against us that is governed by the internal affairs doctrine. Similarly, our amended and restated certificate of incorporation provides that the U.S. federal district courts are the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. The enforceability of similar choice of forum provisions has been challenged in legal proceedings, and it is possible that, in connection with such actions or any future actions, a court could find the choice of forum provisions contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable. Although our amended and restated certificate of incorporation contains the choice of forum provision described above, it is possible that a court could find that such provisions are inapplicable for a particular claim or action or that such provisions are unenforceable.

Amendment of the Certificate of Incorporation and Bylaws

The amendment of any of the above provisions, except for the provision making it possible for our board of directors to issue undesignated preferred stock, would require approval by a stockholder vote by the holders of at least a 66-2/3% of the voting power of the then outstanding voting stock.

The provisions of the DGCL, our amended and restated certificate of incorporation and our amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Limitations of Liability and Indemnification Matters

Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•	any transaction from which the director derived an improper personal benefit.

Each of our amended and restated certificate of incorporation and amended and restated bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Our amended and restated bylaws also obligate us to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under Delaware law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and our stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damages.

Listing

Our common stock is listed on the Nasdaq Global Select Market under the symbol “IDYA.”

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a third party to be identified therein, as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

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the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

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any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

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if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

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any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

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the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

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any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control), which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

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we are the surviving corporation or the successor person (if other than IDEAYA) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

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default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

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default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or IDEAYA and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of IDEAYA;

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the beneficial owners of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series, or “covenant defeasance.”

The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•

delivering to the trustee an opinion of counsel to the effect that the beneficial owners of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•

the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•

the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	U.S. federal income tax consequences applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	to receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	to exercise any rights as stockholders of IDEAYA.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain U.S. federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, each debt security, warrant and unit initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and if not otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may sell the offered securities from time to time:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS

Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of IDEAYA Biosciences, Inc. Certain attorneys of Latham & Watkins LLP beneficially own an aggregate of less than 1% of our common stock. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in any applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

5,000,000 Shares of Common Stock

Pre-funded Warrants to Purchase 319,150 Shares of Common Stock

J.P. Morgan	Goldman Sachs & Co. LLC	Jefferies	RBC Capital Markets

October 24, 2023